UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
McCORMICK & COMPANY, INCORPORATED
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

McCORMICK & COMPANY, INCORPORATED
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

Brendan M. Foley
Chairman, President and Chief Executive Officer
February 18, 2026
As we move into 2026, we are operating from a position of strength, with a solid foundation, and a clear focus on sustainable, profitable growth.

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders to be held on Wednesday, April 1, 2026 at 10:00 a.m. Eastern Time, which will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
Prior to the meeting, I encourage you to review the Company’s Annual Report to Stockholders for the 2025 fiscal year.
At McCormick, flavor is more than what we make — it’s who we are. Our purpose is to make life more flavorful and as we strive to be the world’s most trusted source of flavor, we remain committed to driving top tier financial results while focusing on impact that matters for our business. With our overarching focus on growth, performance, and people, we are confident we will continue to build long-term stockholder value.
•Growth – McCormick is a global leader in flavor. Flavor makes food exciting, satisfying, and personal and the global demand for it remains strong. With our strong brands, effective strategies, and continued investment, we remain well positioned to deliver sustainable growth and profitability.
•Performance – McCormick’s performance in 2025 demonstrated the strength and resilience of our business. We delivered differentiated volume-led sales growth and navigated a challenging cost environment to achieve operating profit growth for the full year, all while continuing to invest to drive future growth. At the end of 2025, our Board of Directors authorized a 6.7% increase in the quarterly dividend continuing our long history of returning cash to stockholders.
•People – For 136 years, McCormick’s success has been powered by our people—a testament to our enduring Power of People principle. Our global team’s passion, commitment, and creativity continue to bring the best in flavor to millions of consumers around the world. The strength of our culture, built on collaboration, respect, and purpose, remains a key driver of our performance and long-term success.
McCormick’s Board of Directors and leadership team continue to direct our strategy and set our course for growth. We are pleased that Richard Dierker and Gavin Hattersley recently joined our Board of Directors. Maritza Montiel and Tony Vernon will be retiring from our Board as of the Annual Meeting. Maritza has served as a director since 2015, and Tony has served as a director since 2017, and we sincerely appreciate their contributions and service to the Company.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote your shares via the internet, by telephone, or, for stockholders who have requested to receive paper copies of the proxy materials, by signing and returning the proxy card so that your shares are represented at the meeting.
Thank you for your continued confidence in our Company. We look forward to your participation at the meeting.

Best regards,

April 1, 2026
10:00 a.m. Eastern Time
Virtual Annual Meeting:
www.virtualshareholdermeeting.com/MKC2026
NOTICE
of Annual Meeting of Stockholders

The Annual Meeting of Stockholders (the “Annual Meeting”) of McCormick & Company, Incorporated (“McCormick”) will be held in a virtual meeting format only at 10:00 a.m. Eastern Time on April 1, 2026, for the purpose of considering and acting upon:
1.the election of directors from the nominees named in the proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
2.the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of McCormick to serve for the 2026 fiscal year;
3.the approval, on a non-binding advisory basis, of McCormick’s Named Executive Officer compensation for fiscal 2025 (a “say-on-pay” vote); and
4.any other matters that may properly come before such meeting or any adjournments thereof.
The proxy statement accompanying this Notice of 2026 Annual Meeting of Stockholders describes each of these items in detail and contains other important information that you should read and consider before you vote.
February 18, 2026
Jeffery D. Schwartz
Vice President, General Counsel & Secretary

The Board of Directors has fixed the close of business on January 5, 2026, as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only holders of Common Stock (NYSE: MKC.V) are entitled to vote. Holders of Common Stock Non-Voting (NYSE: MKC) may not vote but are welcome to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/MKC2026. You may view the Annual Meeting by registering as a guest with your name and email address, but if you want to ask questions and/or vote at the Annual Meeting then you will also need to enter the control number found on your Notice of Internet Availability, proxy card, or voting instruction form.
McCormick is furnishing proxy materials to its stockholders through the internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, unless otherwise requested, each of McCormick’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of 2026 Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report on Form 10-K. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.
Please vote your proxy promptly by internet, telephone or by mail as directed on the proxy card in order that your stock may be voted at the Annual Meeting.
You may revoke your proxy at any time before it is voted by submitting a later dated proxy card or by subsequently voting via internet or telephone or by attending the Annual Meeting virtually and voting using the instructions provided at www.virtualshareholdermeeting.com/MKC2026.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 1, 2026:
The proxy statement and McCormick’s Annual Report on Form 10-K for the 2025 fiscal year are available at www.proxyvote.com. These materials are also available on McCormick’s Investor Relations website at ir.mccormick.com under “Investor Resources.” Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the meeting over the internet or by as described in those materials.

By Internet Prior to the Annual Meeting, vote your shares online at www.proxyvote.com. During the Annual Meeting, vote your shares online at www.virtualshareholder meeting.com/MKC2026.	By Telephone Prior to the Annual Meeting, vote your shares by calling 1-800-690-6903.
By Mailing Your
Proxy Card
If you have requested to receive paper copies of the proxy materials, vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

Proxy Summary
This summary highlights selected information contained in this proxy statement. It does not contain all the information you should consider and as such we urge you to carefully read the proxy statement in its entirety prior to voting. For additional information, please review the Company’s Annual Report to Stockholders for the 2025 fiscal year.
Select Business Highlights for 2025

Financial performance
In 2025, net sales increased 2%, with minimal impact from currency. Operating income increased 1% and adjusted operating income increased 2%. Earnings per share increased 0.3% while adjusted earnings per share increased 2%. We generated strong cash flow from operations of $962 million.(1)

Increased stockholder return	We returned approximately $483.0 million of cash to our stockholders through dividends in 2025 and, through the execution of our proven strategies, we have driven a total annual stockholder return of 7% over the past 10-year period.

40 years of uninterrupted dividend increases	We have paid dividends every year since 1925 and are proud to be among the S&P 500’s Dividend Aristocrats. Our dividend increased in each of the past 40 years, representing a compound annual growth rate of 11%, which is at the high end of our long-term objective for earnings per share growth. In 2025, our dividend paid reached $1.80 per share. At the end of 2025, our Board of Directors (the "Board" or the "Board of Directors") authorized a 6.7% increase in the quarterly dividend, continuing our long history of returning cash to stockholders.

(1)Adjusted operating income and adjusted earnings per share are non-GAAP measures. Refer to pages 28 to 33 of our 2025 Annual Report on Form 10-K filed on January 23, 2026 for more information, including a reconciliation of these non-GAAP financial measures to GAAP financial results.
Executive Compensation and Performance Alignment Summary
Our pay-for-performance philosophy requires that a substantial portion of each executive’s total compensation should be performance-based and dependent on the achievement of rigorous financial performance goals over both the short- and long-term. We pay for performance and the retention of key talent with the guiding principle that our financial performance goals should be drivers of stockholder value over both the short- and long-term.
Our executive compensation programs are aligned with our strategy and performance and include an annual performance-based incentive program and a Long-Term Incentive Plan (“LTIP”).
Our annual incentive is based on a formula that includes adjusted earnings per share ("EPS") growth, net sales growth, volume sales growth, and adjusted operating income growth, adjusted for working capital charges and currency impact.
As part of our LTIP, performance-based awards are made under the Long-Term Performance Plan (“LTPP”) in the form of performance stock units ("PSUs"), which account for half of the total LTIP value. Cumulative net sales growth is the primary metric that determines the earned share awards under the LTPP with relative total stockholder return ("TSR") modifying the total payout. Cumulative net sales represents the cumulative growth rate for continuing operations over a three-year period, adjusted for items including foreign currency and the sales impact associated with acquisitions and divestitures. Payouts of awards under the LTPP are paid entirely in shares to provide enhanced stockholder alignment. The design of these programs ensures we stay committed to our executive compensation philosophy to link pay with performance. The PSUs that concluded their performance period at the end of fiscal 2025 were earned at 142.5% of target (or 47.5% of the maximum opportunity), reflecting strong three-year cumulative net sales and no TSR modifier. Annual incentive payouts for 2025 to corporate Named Executive Officers (as defined below) performance were 40.4% of target for Mr. Foley, Mr. Gabriel, Mr. Schwartz and Ms. Piper, and 35.3% of target for Mr. Foust, reflecting below target EPS performance moderated by profit and sales performance below target level.
Director Highlights
The following charts summarize the strategic skills and core competencies that the Board considers valuable to effective governance and successful oversight of our corporate strategy and illustrates how the director nominees and retiring directors individually and collectively represent these key skills and competencies. The lack of an indicator for a particular item does not mean that the director does not possess that skill or competency; rather, the indicators represent that the item is a core skill or competency of that director. The charts also provide the personal attributes of the director nominees and retiring directors.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	i

Proxy Summary
Director Highlights

Director Highlights

13 Directors

12 Independent

8 New Directors since 2015

31% Female Directors

63 Average Age

8 Years Average Tenure

ANNE L. BRAMMAN INDEPENDENT Age: 58 Director since 2020 Committees:	MICHAEL A. CONWAY INDEPENDENT Age: 59 Director since 2015 Committees: ●	RICHARD A. DIERKER INDEPENDENT Age: 46 Director since 2026 Committees: ●

BRENDAN M. FOLEY CHAIRMAN Age: 60 Director since 2023 Committees: None	GAVIN D. HATTERSLEY INDEPENDENT Age: 63 Director since 2026 Committees: ●	MICHAEL D. MANGAN INDEPENDENT Age: 69 Director since 2007 Committees: ● ●

MARGARET M.V. PRESTON INDEPENDENT Age: 68 Director since 2003 Committees:	GARY M. RODKIN INDEPENDENT Age: 73 Director since 2017 Committees: ●	VALERIE L. SHEPPARD INDEPENDENT Age: 62 Director since 2024 Committees: ●

JACQUES TAPIERO INDEPENDENT Age: 67 Director since 2012 Committees: ●	TERRY S. THOMAS INDEPENDENT Age: 56 Director since 2024 Committees: ●

Retiring from our Board as of our Annual Meeting of Stockholders on April 1, 2026
MARITZA G. MONTIEL INDEPENDENT Age: 74 Director since 2015 Committees: ●	W. ANTHONY VERNON INDEPENDENT Age: 70 Director since 2017 Committees:

Lead Director	Chair	●	Audit	●	Compensation and Human Capital	●	Nominating and Corporate Governance

Independence

92%

Tenure in Years

0-5	6-10	11+

Age

3	4	6
45-58	59-64	65+

Director Experience

Senior executive experience (e.g., CEO, COO, CFO) at a publicly traded multinational company
12

Consumer marketing experience, or a particular knowledge of the food industry
8

General management experience in international operations
13

Strategic leadership at a large, complex organization
13

High level of financial literacy
13

Governmental experience; regulatory expertise
5

Merger, acquisition and/or joint venture expertise
12

Experience in aligning compensation with organizational strategy and performance
12

Experience with enterprise risk management programs, including financial, operational, cybersecurity and/or environmental, social and governance risks
13

ii	McCORMICK & COMPANY, INCORPORATED ● 2025 Proxy Statement

Selected Definitions
The following terms are used in the proxy statement and have the meanings noted:
Annual Meeting – the 2026 Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on April 1, 2026.
Earnings Per Share (EPS) – calculated as net income divided by the total of the average number of shares of common stock and common stock equivalents (e.g., stock options) outstanding.
Exchange Act – the Securities Exchange Act of 1934, as amended.
Market Group – those consumer products companies detailed in “How We Determined Executive Compensation for Fiscal 2025.” The Compensation and Human Capital Committee of the Board of Directors reviews the executive compensation programs of these companies to aid in making compensation decisions for each position occupied by McCormick’s executive officers, including its Named Executive Officers.
Named Executive Officers – individuals who served as the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) during the last fiscal year, the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the last completed fiscal year, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. In this proxy statement, our Named Executive Officers consist of Brendan M. Foley, Marcos M. Gabriel, Andrew D. Foust, Sarah J. Piper, and Jeffery D. Schwartz.
Non-Qualified Stock Option – an award that allows the holder, after the award vests, to purchase shares of stock at a specified exercise price. Non-qualified stock options do not qualify for special tax treatment under Sections 422 or 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Peer Group – those manufacturers of food and other consumer products detailed in “How We Determined Executive Compensation for Fiscal 2025” with whom we compete for equity investors. Some of the financial performance targets established by the Compensation and Human Capital Committee and used by McCormick for its performance-based incentive plans are partly informed by an analysis of the financial performance of the Peer Group companies. This Peer Group is also used to determine the relative TSR performance and resulting modifier under the LTPP.
Performance Stock Unit (PSU) - an award equal in value to, and payable in, a share of Company stock subject to vesting or payment based on the achievement of pre-established performance goals. Company stock is not issued at the time the award is granted, but as soon as practicable after it has been determined that the applicable goals and terms of the award have been satisfied. Dividends and voting rights begin only upon issuance of the underlying stock. PSUs are awarded under the LTPP.
Record Date – the date established by the Board of Directors for determining the stockholders eligible for notice of, and to vote at, the Annual Meeting. The Record Date for the Annual Meeting is January 5, 2026.
Restricted Stock Unit (RSU) – an award equal in value to, and payable in, a share of company stock. Company stock is not issued at the time of the grant, but generally is issued shortly after the recipient of the RSU satisfies the vesting requirements. Dividends and voting rights begin only upon issuance of the underlying stock.
Total Stockholder Return (TSR) – calculated as stock price appreciation over a given period of time plus dividends paid on the stock over the same time period.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	iii

Proxy Statement
General Information
This proxy statement is being furnished on or about February 18, 2026 to holders of Common Stock in connection with the solicitation by the Board of Directors of McCormick of proxies to be voted at the Annual Meeting or any adjournments thereof.
Important Notice Regarding the Availability of Proxy Materials for the
2026 Annual Meeting of Stockholders to be held on April 1, 2026
The Notice of 2026 Annual Meeting of Stockholders and Proxy Statement, our proxy card, our Annual Report on Form 10-K and other Annual Meeting materials are available free of charge on the internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about February 18, 2026. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them.
There are three ways for registered stockholders to vote your shares before the Annual Meeting. To vote by internet or by telephone, have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website or provided by the recorded message to vote your shares.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 1, 2026:
The proxy statement and McCormick’s Annual Report on Form 10-K for the 2025 fiscal year are available at www.proxyvote.com. These materials are also available on McCormick’s Investor Relations website at ir.mccormick.com under “Investor Resources.” Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the meeting over the internet or by as described in those materials.

By Internet Prior to the Annual Meeting, vote your shares online at www.proxyvote.com. During the Annual Meeting, vote your shares online at www.virtualshareholder meeting.com/MKC2026.	By Telephone Prior to the Annual Meeting, vote your shares by calling 1-800-690-6903.
By Mailing Your
Proxy Card
If you have requested to receive paper copies of the proxy materials, vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

The shares represented by all proxies received will be voted in accordance with the instructions contained in the proxies. Any proxy given may be revoked at any time before it is voted by submitting a later dated proxy card, or by subsequently voting via internet or telephone or during the virtual Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/MKC2026 (the "Annual Meeting Website"). Such right of revocation is not limited or subject to compliance with any formal procedure. Attending the Annual Meeting virtually will not automatically revoke a stockholder’s prior internet or telephone vote or the stockholder’s proxy.
The cost of the solicitation of proxies will be borne by McCormick. In addition to the solicitation of proxies by mail, officers and employees of McCormick may solicit proxies by telephone, electronic mail, personal interview, and/or through the internet. We also may request that brokers and other custodians, nominees, and fiduciaries forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and McCormick may reimburse them for their expenses in so doing.
Record Date
At the close of business on the Record Date, there were 14,847,702 shares of Common Stock outstanding, which constitute all of the outstanding voting shares of McCormick. Except for certain voting limitations imposed by our Charter on beneficial owners of 10% or more of the outstanding shares of Common Stock, each share of Common Stock is entitled to one vote. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
References in this proxy statement to “Common Stock” do not refer to shares of Common Stock Non-Voting, which are not entitled to vote at the Annual Meeting or any adjournments thereof.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	1

Proxy Statement
Virtual Stockholder Meeting
Virtual Stockholder Meeting
Our Annual Meeting will be conducted exclusively online as a live webcast with Brendan M. Foley, Chairman, President and Chief Executive Officer, Marcos M. Gabriel - Executive Vice President and Chief Financial Officer, and Jeffery D. Schwartz - Vice President, General Counsel & Secretary. The virtual format allows stockholders the ability to view and/or participate in the Annual Meeting, including the live, online Q&A session, and vote, from any location convenient to them, providing stockholders access to our management, enhancing participation, and broadening stockholder engagement globally.
How do I participate in the Annual Meeting?
Stockholders of Common Stock and Common Stock Non-Voting will need to enter their control number found on their Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form, if they also want to be able to ask questions and/or vote at the virtual Annual Meeting. The general public may also view the Annual Meeting by registering at the Annual Meeting Website as a guest with their name and email address. All registered guests will be allowed to view the Annual Meeting, but only registered stockholders who enter their control number will also be allowed to ask questions in our online Q&A forum throughout the duration of the Annual Meeting. We are committed to answering questions from as many stockholders as possible during the live Q&A session, as time permits.
Who is entitled to vote?
As described in this proxy statement, you are entitled to notice of the Annual Meeting and adjournments or postponements thereof if you were a stockholder as of the close of business on the Record Date. Only holders of Common Stock are entitled to vote. Holders of Common Stock Non-Voting may not vote but are welcome to attend the Annual Meeting and ask questions.
For holders of Common Stock, whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in this proxy statement. Stockholders who have requested to receive paper copies of the proxy materials will receive a proxy card that may be used to vote your shares of Common Stock in connection with the Annual Meeting. While recommended, it is not necessary to submit your proxy in advance, as you may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website during the Meeting. To vote at the Annual Meeting Website, you must enter the control number found on your Notice of Internet Availability of Proxy Materials, proxy card, and/or voting instruction form. If you need assistance finding your control number, please contact your broker, bank, financial institution or other nominee or intermediary who may serve as stockholder of record for the shares you hold.
How can I ask questions during the Annual Meeting?
As part of the Annual Meeting, we will hold a live, online Q&A session, during which we intend to answer questions submitted before or during the Annual Meeting which are pertinent to the Company and the matters to be voted on, as time permits. Consistent with our prior annual meetings, we kindly ask stockholders not to ask more than one question in order to allow us to answer questions from as many stockholders as possible.
Questions regarding personal matters or general economic, political, or product questions, that are not directly related to the business of the Company are not pertinent to matters to be voted on and therefore will not be answered. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, stockholders may contact us separately after the Annual Meeting through our Investor Relations website at ir.mccormick.com. Questions may be submitted prior to the Annual Meeting at www.proxyvote.com or you may submit questions in real time during the Annual Meeting using the Annual Meeting Website. We expect that all members of the Board and executive officers will join the Annual Meeting virtually.
We want to be sure that all stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. If you want to participate in our Annual Meeting but cannot submit your question using www.proxyvote.com or the Annual Meeting Website, please contact our Investor Services Department via email at investor_services@mccormick.com for accommodations. Please include "Annual Meeting Question" in the subject line and provide your name and proof of stock ownership or the control number found on your Notice of Internet Availability, proxy card, or voting instruction form.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting Website log-in page.
If I can’t participate in the live Annual Meeting webcast, can I vote or listen to it later?
You may vote your shares electronically before the Annual Meeting by visiting www.proxyvote.com and following the instructions on your Notice of Internet Availability of Proxy Materials, proxy card, and/or voting instruction form. You do not need to access the virtual Annual Meeting to vote if you submitted your vote via proxy in advance of the Annual Meeting. You cannot vote after the Annual Meeting concludes. A replay of the 2026 Annual Meeting will be available at the Annual Meeting Website until our 2027 Annual Meeting of Stockholders (the "2027 Annual Meeting").

2	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Stock Ownership
The following table sets forth information regarding beneficial ownership of Common Stock and Common Stock Non-Voting by each director, each Named Executive Officer in the Summary Compensation Table, and our directors and executive officers, as a group, all as of the Record Date. As of the Record Date, a total of 14,847,702 shares of Common Stock were outstanding and a total of 253,590,537 shares of Common Stock Non-Voting were outstanding. Except as shown in the table, no executive officer or director owns more than 1% of Common Stock, and no executive officer or director owns more than 1% of Common Stock Non-Voting. Unless otherwise indicated, the address of each beneficial owner listed in the table is care of McCormick & Company, Incorporated, 24 Schilling Road, Suite 1, Hunt Valley Maryland 21031.

	Amount and Nature of Beneficial Ownership(1)
Name	Common Stock		Common Stock Non-Voting		Percent of Outstanding Common Stock
Anne L. Bramman	24,022		—
	20,147	(2)	—	(2)
Michael A. Conway	44,242		—
	27,612	(2)	—	(2)
Richard A. Dierker(5)	—		—
	—	(2)	—	(2)
Brendan M. Foley	663,938		1,726
	542,769	(2)	—	(2)
					4.3%
Andrew D. Foust	41,012		332
	32,227	(2)	—	(2)

Marcos M. Gabriel	24,670		—
	15,236	(2)		(2)

Gavin D. Hattersley(5)	—		906
	—	(2)	—	(2)

Michael D. Mangan	86,208		4,234
	44,428	(2)	—	(2)
Maritza G. Montiel(3)	28,638		5,000
	27,594	(2)	—	(2)
Sarah J. Piper	48,745		—
	41,450	(2)	—	(2)

Margaret M.V. Preston	141,779		6,235
	35,954	(2)	1,490	(2)
					1.0%
Gary M. Rodkin	46,538		—
	34,428	(2)	—	(2)
Jeffery D. Schwartz	353,099		246
	277,378	(2)	—	(2)
					2.3%
Valarie L. Sheppard	346		—
	—	(2)	—	(2)
Jacques Tapiero	77,419		2,620
	44,428	(2)	—	(2)

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	3

Stock Ownership

	Amount and Nature of Beneficial Ownership(1)
Name	Common Stock		Common Stock Non-Voting		Percent of Outstanding Common Stock

Terry S. Thomas	5,473		—
	3,732	(2)	—	(2)
W. Anthony Vernon(4)	45,958		—
	34,132	(2)	—	(2)
Directors and Executive Officers as a Group (17 persons)	1,711,408	(5)	21,300
	1,255,503	(2)	1,490	(2)
					10.6%
(1)Includes (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by directors and executive officers alone or jointly with spouses, minor children, and relatives (if any) who have the same home as the director or executive officer; (ii) shares of Common Stock that are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the Non-Qualified Retirement Savings Plan: Mr. Foley -12,395; Ms. Piper -3,992; Ms. Preston – 36,389; and Mr. Tapiero – 2,190.
(2)Number of shares included in the above number which can be acquired within 60 days of the Record Date pursuant to the exercise of stock options and/or the vesting of RSUs and/or shares earned under the LTPP.
(3)Ms. Montiel will not be seeking re-election to the Board of Directors at the Annual Meeting.
(4)Mr. Vernon will not be seeking re-election to the Board of Directors at the Annual Meeting.
(5)Number of total shares held by Mr. Dierker and Mr. Hattersley reflects shares held prior to the Record Date, but does not include those awarded to Mr. Dierker and Mr. Hattersley on February 1, 2026 as the awards occurred after the Record Date.

4	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Principal Stockholders
Set forth below is certain information on certain persons known to us to beneficially own more than five percent of the Common Stock of the Company as of the Record Date.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS(1)

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Class
Common Stock	McCormick 401(k) Retirement Plan 24 Schilling Road, Suite 1 Hunt Valley, Maryland 21031	1,809,713	(2)(3)	12.2%
Common Stock	Lawrence E. Kurzius(4)	2,040,881	(2)(3)	12.4%
(1)All shares beneficially owned as of the Record Date.
(2)Amount of shares of Common Stock shown in the table were held in the trust for the McCormick 401(k) Retirement Plan as of the Record Date. Neither the trustees of the trust nor the plan itself are the beneficial owners of these shares of Common Stock for purposes of the voting limitations described in our Charter. Instead, each plan participant is considered the beneficial owner of the shares allocated to such participant’s account in the plan, and no individual participant holds more than five percent of the Common Stock of the Company in their plan account. Each plan participant has the right to vote all shares of Common Stock allocated to such participant’s plan account. The plan’s trustees possess voting discretion over the shares of Common Stock with respect to which plan participants do not direct the trustees how to vote, except that, in the event of a tender offer, no vote shall be made for any shares of Common Stock with respect to which plan participants do not direct the trustees how to tender.
(3)Ownership percentage is based on 14,847,702 shares of Common Stock outstanding on the Record Date.
(4)Based on Mr. Kurzius' most recent Schedule 13D/A, filed on January 13, 2026, he beneficially owned 1,944,120 shares of Common Stock, based upon 14,851,729 shares of Common Stock outstanding as of December 31, 2025, which represents 11.8% of the Company's outstanding Common Stock.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	5

Corporate Governance
Corporate Governance Guidelines
McCormick has adopted Corporate Governance Guidelines, which are available on its Investor Relations website at ir.mccormick.com under “Governance,” then “Corporate Governance Guidelines.” The Corporate Governance Guidelines contain general principles regarding the function of McCormick’s Board of Directors and Board Committees. The Corporate Governance Guidelines are reviewed on an annual basis by the Nominating and Corporate Governance Committee of the Board, which submits any changes deemed desirable or necessary to the Board for approval. Among other things, the Corporate Governance Guidelines make clear that directors and officers of the Company appointed by the Board (including all executive officers) may not pledge Company stock as collateral for a loan or otherwise use Company stock to secure a debt, and may not engage in any hedging transactions with respect to Company stock. Our remaining employees are not prohibited from pledging and hedging Company stock.
Independence of Directors
McCormick’s Corporate Governance Guidelines require that a majority of the Board of Directors be comprised of independent directors. For a director to be considered independent under the Listing Standards of the New York Stock Exchange (the “NYSE”), the Board must affirmatively determine that the director has no direct or indirect material relationship with McCormick. The NYSE’s director independence guidelines are incorporated in McCormick’s Corporate Governance Guidelines, which are used by the Board in making independence determinations. The Board has determined that the following directors are independent: Anne L. Bramman, Michael A. Conway, Richard A. Dierker, Gavin D. Hattersley, Michael D. Mangan, Maritza G. Montiel, Margaret M.V. Preston, Gary M. Rodkin, Valarie L. Sheppard, Jacques Tapiero, Terry S. Thomas, and W. Anthony Vernon. In addition, during the period in which she was a director during fiscal 2025, Patricia Little was deemed independent.
In connection with these independence determinations, the Board considered the following:
•Valarie L. Sheppard is a member of the Board of Directors of Ibotta, Inc. and was the Interim Chief Financial Officer in 2025. A commercial relationship exists between Ibotta, Inc. and McCormick. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and Ibotta, Inc. are substantially less than 2% of the consolidated gross revenues of Ibotta, Inc.; (2) Ms. Sheppard did not participate in the negotiation of commercial transactions on behalf of Ibotta, Inc. and has not been involved in the execution of any commercial transactions between McCormick and Ibotta, Inc; and (3) the products purchased from Ibotta, Inc. by McCormick are readily available from other sources of supply. All commercial transactions were conducted at arm’s length and consisted of products McCormick purchased from Ibotta, Inc.
•Terry S. Thomas is the Chief Growth Officer of Flowers Foods, Inc. and, while no transactions occurred during fiscal year 2025 between McCormick and Flowers Foods, a commercial relationship has existed in the past between them. However, the Board has determined that the commercial relationship was not material for the following reasons: (1) the payments made between McCormick and Flowers Foods, Inc. are substantially less than 2% of the consolidated gross revenues of Flowers Foods, Inc.; (2) Mr. Thomas did not participate in the negotiation of commercial transactions on behalf of Flowers Foods, Inc. and has not been involved in the execution of any commercial transactions between McCormick and Flowers Foods, Inc.; and (3) the products supplied by McCormick to Flowers Foods, Inc. are readily available from other sources of supply. All commercial transactions were conducted at arm’s length and consisted of products Flowers Foods, Inc. purchased from McCormick.
For these reasons, the Board has concluded that Ms. Sheppard and Mr. Thomas have no direct or indirect material relationship with McCormick that would preclude a determination of independence.

6	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Corporate Governance
Business Ethics
Procedure Regarding Transactions with a Related Person
McCormick maintains a written related person transactions procedure that is administered by members of McCormick’s management and the Audit Committee of the Board. The written procedure applies to any transaction with a “related person” (defined by Item 404(a) of Regulation S-K under the Exchange Act) in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, other than:
(a)a transaction involving compensation to an executive officer if it has been approved, or recommended to the Board of Directors for approval, by the Compensation and Human Capital Committee (the "CHCC") of the Board of Directors or a group of independent directors of the Company performing a similar function;
(b)a transaction involving compensation to a director or director nominee that is required to be reported pursuant to Item 402(k) of Regulation S-K;
(c)a transaction where the related person’s interest arises only from (i) such person’s position as a director of another entity that is a party to the transaction; or (ii) the direct or indirect ownership by such person and their immediate family, in the aggregate, of less than a 10% equity interest in another entity that is a party to the transaction; or (iii) from both of (c)(i) and (c)(ii) above; and
(d)if the interest of the related person arises solely from the ownership of a class of the Company’s stock and all holders of that class of stock of the Company receive the same benefit on a pro rata basis.
The procedure provides that any actual or potential related person transaction is reviewed and analyzed by McCormick’s General Counsel. If the transaction in question is determined to be a related person transaction, the General Counsel will report the transaction, together with a summary of materials facts to the Audit Committee. The Audit Committee will review and consider the relevant facts and circumstances according to the related person transaction procedure and determine whether to approve the transaction.
As a general rule, any employee or director who has a direct or indirect material interest in an actual or proposed related person transaction will not participate in the review and disposition of the transaction.
Except as described below, McCormick does not believe that any director, executive officer or other greater than 5% stockholder has had any direct or indirect material interest in an actual or proposed related person transaction since the beginning of fiscal 2025.
On November 11, 2025, following Audit Committee approval, the Company repurchased 39,014 shares of Common Stock from trusts affiliated with Mr. Kurzius at $65.54 per share, which was the market price on the date the Company agreed to purchase the shares from the trusts.
Business Ethics
McCormick’s business is conducted by its employees under the leadership of its CEO and under the oversight and direction of its Board of Directors for the purpose of enhancing the long-term value of McCormick for its stockholders. McCormick’s management and the Board of Directors believe that the creation of long-term value requires McCormick to conduct its business honestly and ethically as well as in accordance with applicable laws. McCormick has a Business Ethics Policy, which was first adopted by the Board more than 30 years ago. The Business Ethics Policy is reviewed annually by management and the Audit Committee of the Board and is amended as circumstances warrant. The Business Ethics Policy is administered by McCormick’s General Counsel under the oversight of the CEO and the Audit Committee, and McCormick employees complete training on the Business Ethics Policy annually. While McCormick does not have a Chief Compliance Officer, the General Counsel performs similar functions as head of McCormick's enterprise compliance function and reports to the CEO. McCormick’s Business Ethics Policy is available on its Investor Relations website at ir.mccormick.com under “Governance,” then "Policies and Disclosures," then “Business Ethics Policy.” The Audit Committee has established procedures for (i) employees to submit confidential and anonymous reports of suspected illegal or unethical behavior, concerns regarding questionable accounting or auditing matters, or violations of McCormick’s Business Ethics Policy, and (ii) interested persons to submit concerns regarding accounting, internal controls over financial reporting, or auditing matters. Anonymous reports by employees may be made to a confidential “hotline” service, which may be accessed by telephone or through a dedicated website. Further, concerns regarding such matters may be expressed in emails that may be sent to the Chair of the Audit Committee or to the attention of the General Counsel.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	7

Corporate Governance
Purpose-Led Performance
Purpose-Led Performance
McCormick has a proud legacy of doing what’s right for people, communities where we live, work, and source, and the planet we all share. Our Purpose-led Performance ("PLP") principle is an expression of this legacy, and it’s our ongoing commitment to delivering top-tier financial performance while focusing on impact that matters for our business. Through our PLP approach we are committed to securing the future of flavor.
In 2017, we first introduced a series of PLP commitments and performance targets, informed by the United Nations Sustainable Development Goals. We have continued to evolve our goals to align with the latest science and industry standards as well as track and report our progress. Our commitments to drive sustainable change have included:
•A continued commitment to the education, development, and wellbeing of our employees,
•Support to farming communities from which we source to build and adapt to climate change,
•Employee engagement in charitable giving efforts and volunteerism, and
•Our continued commitment to lessening environmental impacts by adhering to science-based targets for greenhouse gas reduction and minimizing waste in our facilities.
We will continue to evolve our commitments to secure the future of flavor with a focus on impact that matters for our business, including advancing our climate readiness, strengthening farmer resilience, and inspiring healthy & sustainable choices.
While the Board has general oversight of environmental, social and governance matters, the Charter of the Nominating and Corporate Governance Committee requires the committee to lead the oversight of our sustainability programs relating to such matters, except to the extent reserved for the full Board or another committee of the Board, as detailed below. As part of this oversight, the Board and its committees regularly review our material initiatives and policies related to such matters and assess progress with respect to our PLP commitments.
The PLP Council is a cross-functional senior leadership steering committee with responsibility for establishing and driving a clear roadmap of initiatives to deliver on our commitments as well as integrating our PLP approach into our strategies to strengthen business fundamentals. The PLP Council is chaired by the Chief Sustainability Officer. It includes representatives from Quality & Regulatory, Research & Development, Supply Chain & Procurement, Commercial (Regional & Segment), Global Communications, Packaging, Controllership, Government Affairs and Sustainability. The Chair of the PLP Council reports regularly to the Board and Board Committees on various environmental, social and governance topics covering strategy and risks to major plans of action and key performance indicators. The PLP Council separately reports to McCormick's Management Committee, which is the top-level senior management committee.

8	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Corporate Governance
Purpose-led Performance
A summary of the allocation of general oversight of PLP matters among management, the Board and its Committees is as follows:

BOARD OF DIRECTORS

General oversight, with emphasis on directing the Company's strategy and setting its course for growth

AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversees the risk management process, with an emphasis on risk management processes related to financial reporting, internal controls, financial and cyber risks	Oversees strategies and policies related to key human resource considerations, including workplace environment and culture, and talent development and retention	Leads oversight of our sustainability programs and PLP matters

MANAGEMENT

Responsible for the day-to-day management and execution of the Company's strategies relating to PLP matters
To read our latest PLP Report, please find it on our website at mccormickcorporation.com under "Responsibility," then "Purpose-led Performance Report." The information on our website is not and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission (the "SEC").

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	9

Corporate Governance
Cybersecurity, Data Privacy, and AI
Cybersecurity, Data Privacy, and AI
McCormick prioritizes the trust and confidence of our consumers, customers and workforce, and the Board of Directors recognizes that security and data privacy are integral to our products, business processes, and infrastructure. Our cybersecurity risk management program is integrated into our overall risk management processes, and includes multilayered processes for assessing, identifying and managing material risks from cybersecurity threats. The Company devotes significant resources to protecting and evolving the security of its computer systems, software, networks and other technology assets, and the Company's cybersecurity risk management processes include physical, procedural and technical safeguards. The Board is also responsible for oversight over artificial intelligence, and the Company has policies and procedures related to artificial intelligence development, deployment and monitoring. The foregoing summary of our cybersecurity, artificial intelligence and data privacy policies and procedures does not purport to be complete and is qualified by reference to the description which can be found in the Company's Form 10-K for the fiscal year ended November 30, 2025.
Insider Trading Policies and Procedures
We have adopted insider trading policies and procedures applicable to our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Our Insider Trading Policy prohibits our employees and related persons and entities from trading in McCormick stock while in possession of material, nonpublic information. Our trading black-out period requires that certain officers of the Company and other designated employees only transact in McCormick stock during an open window period, subject to limited exceptions. In addition, certain officers and directors of the Company are required to obtain approval in advance of transactions in McCormick stock. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended November 30, 2025.
Available Information
McCormick makes available free of charge through its website ir.mccormick.com, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. McCormick’s website also includes McCormick’s Corporate Governance Guidelines, Business Ethics Policy and the Charters of its Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee.

10	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Directors
Executive Sessions of the Board of Directors
Pursuant to McCormick's Corporate Governance Guidelines, the independent directors meet in regularly scheduled sessions (typically before and after each Board meeting) without the presence of management.
Communications with the Board of Directors
Stockholders and other interested parties may communicate with one or more members of the Board by writing to the Board, or to a specific director, at:
Board of Directors (or specific director)
McCormick & Company, Incorporated
c/o Corporate Secretary
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031
Process for Nominating Potential Director Candidates
The Nominating and Corporate Governance Committee is responsible for selecting potential candidates for Board membership and for recommending qualified candidates to the full Board for nomination; and retains search firms to assist with the selection process.
The Committee also considers recommendations of potential candidates from stockholders. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the supporting information concerning the potential candidate’s qualifications, should be submitted in writing to:
Nominating and Corporate Governance Committee
McCormick & Company, Incorporated
c/o Corporate Secretary
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031
Board Membership and Effectiveness
Selection Criteria and Qualifications for All Directors
The Nominating and Corporate Governance Committee is responsible for developing the selection criteria to be used in seeking nominees for election to the Board, within the general qualification criteria for director nominees established by the Board in McCormick’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is also responsible for identifying, screening and selecting potential candidates for Board membership and for recommending qualified candidates to the full Board. The Board will consider qualified candidates recommended by the Nominating and Corporate Governance Committee for election to the Board and will determine which candidates to recommend to the Company’s stockholders for election. The Board is responsible for filling vacancies on the Board as they arise.
In evaluating potential candidates, the Board considers the qualifications listed in McCormick’s Corporate Governance Guidelines, including the requirement that nominees should possess the highest personal and professional ethics, integrity and values, and the commitment to represent the long-term interests of the stockholders. Nominees are selected on the basis of their business and professional experience and qualifications, public service, variety of background and availability, and will be experienced at policy-making levels in business, government, finance or accounting, higher education or other fields relevant to the Company’s global activities.
Nominees are selected to represent all stockholders rather than special interest groups or any group of stockholders. The Board also has a formal policy with regard to experience of Board nominees. As set forth in McCormick’s Corporate Governance Guidelines, it is a policy of the Board to consider a variety of factors, including, but not limited to, business and professional experience and qualifications, public service, variety of background and availability in selecting Board nominees. The Nominating and Corporate Governance Committee assesses the effectiveness of its nominating efforts through the annual nomination process, the annual self-evaluation process of the Board and its Committees and the Committee's periodic evaluation of the Board's composition. The Board believes that a variety of perspectives and experiences contributes to a more enhanced decision-making process.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	11

Directors
Board Membership and Effectiveness
Board Evaluation and Assessment
The Nominating and Corporate Governance Committee conducts the Board’s annual self-assessment process, which includes surveys of Board members, one-on-one discussions, and opportunities for directors to bring forward ideas to improve the Board’s effectiveness. The Committee regularly evaluates and adds to the self-assessment process in an effort to improve it. Additionally, from time to time, the Nominating and Corporate Governance Committee, on behalf of the Board, may also retain an independent consultant experienced in corporate governance matters to conduct an in-depth study of the effectiveness of the Board and its Committees and to assist with the annual performance evaluation process. As part of the Board's self-assessment process, the Board and its Committees discuss the evaluation and determine if any follow-up actions are necessary. The Board and its Committees may then develop and execute plans to take actions based on the results, as appropriate, to ensure the Board and its Committees continue to operate effectively, where examples of such actions could be to change (i) the selection criteria used for membership to the Board; (ii) the allocation of the Board's oversight responsibilities amongst the Board and its Committees; or (iii) the leadership structure of the Board and its Committees.
Particular Skills Represented on the Board as a Whole
The Nominating and Corporate Governance Committee and the full Board believe a complementary and broad mix of skills, attributes, and experiences will best serve the Company and its stockholders. The director skills summary that appears below, and the related narrative for each director nominee, notes the specific experience, qualifications, attributes, and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure, and strategic direction. The absence of a “•” for a particular skill does not mean the director is unable to contribute to the decision-making process in that area.
Summary of Skills of Director Nominees

Senior executive experience (e.g., CEO, COO, CFO) at a publicly traded multinational company	•	•	•	•	•	•	•	•	•	•	•
Consumer marketing experience, or a particular knowledge of the food industry		•	•	•	•	•		•			•
General management experience in international operations	•	•	•	•	•	•	•	•	•	•	•
Strategic leadership at a large, complex organization	•	•	•	•	•	•	•	•	•	•	•
High level of financial literacy	•	•	•	•	•	•	•	•	•	•	•
Governmental experience; regulatory expertise						•		•		•
Merger, acquisition and/or joint venture expertise	•		•	•	•	•	•	•	•	•	•
Experience in aligning compensation with organizational strategy and performance	•	•	•	•	•	•	•	•	•	•	•
Experience with enterprise risk management programs, including financial, operational, cybersecurity and/or environmental, social and governance risks	•	•	•	•	•	•	•	•	•	•	•

12	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Directors
Board Membership and Effectiveness
Director Skills Narrative

ANNE L. BRAMMAN
Age: 58 Director since: 2020 Independent Committees: •Audit (Chair)
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Experience in International Operations	•Merger, Acquisition and/or Joint Venture Expertise •Executive Experience at Publicly Traded Company

Other Public Company Directorships Held during the Past 5 Years: •Morningstar Inc. (current)

Ms. Bramman’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) strategic leadership at a large, complex organization, (iii) a high level of financial literacy, and (iv) experience in mergers and acquisitions. Ms. Bramman's most recent position was as Chief Financial and Growth Officer of Circana, Inc., a position she held from June 2023 until August 2024. Previously, she served as a senior advisor for Boston Consulting Group from January 2023 to June 2023 and as Chief Financial Officer for Nordstrom, Inc. until her departure from Nordstrom in December 2022. Prior to Nordstrom, she served as Senior Vice President and Chief Financial Officer for Avery Dennison Corporation, from 2015 until she joined Nordstrom in 2017, responsible for financial strategy and operations, including the audit, financial reporting, investor relations, planning and analysis, information technology, tax and treasury functions. Prior to joining Avery Dennison, she worked at Carnival Cruise Line, the largest division of Carnival Corporation, from 2010 to 2015, serving as Senior Vice President and Chief Financial Officer responsible for all financial and accounting functions, as well as shoreside human resources and information technology. Prior to joining Carnival, she spent six years at L Brands, Inc. serving in various senior finance roles, including as Vice President & Assistant Treasurer - Mergers, Acquisitions and Capital Markets before assuming the position of Senior Vice President and Chief Financial Officer of Henri Bendel, a subsidiary of L Brands, Inc., in 2008. The McCormick Board of Directors has determined that Ms. Bramman is an "audit committee financial expert" under the rules of the SEC. Ms. Bramman currently serves on the board of directors of Morningstar Inc. (NASDAQ: MORN).

MICHAEL A. CONWAY
Age: 59 Director since: 2015 Independent Committees: •Nominating and Corporate Governance
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Consumer Marketing Experience	•Management Experience in International Operations •Executive Experience at Publicly Traded Company

Other Public Company Directorships Held during the Past 5 Years: •Versant Media Group, Inc. (current)

Mr. Conway’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) general management experience in international operations, and (iv) senior executive responsibility for a global consumer packaged foods business, a particular knowledge of the business, markets and customers in which McCormick operates. Mr. Conway is the former Chief Executive Officer of Starbucks North America, a position he held from April 2024 until his retirement in November 2024. Previously, he served in a variety of executive roles at Starbucks Corporation, which is a publicly traded multinational company, including Group President, International and Channel Development from 2021 to April 2024, Executive Vice President and President, International Licensed Markets from 2020 to 2021, Executive Vice President and President, Canada from 2018 to 2020, President, Licensed Stores, U.S. and Latin America from 2016 to 2018 and President, Global Channel Development from 2013 to 2016 responsible for all commercial and business strategy functions and expanding into emerging international markets. Prior to joining Starbucks, he worked at Johnson & Johnson from 2004 to 2013, serving as worldwide President of McNeil Nutritional, a division of Johnson & Johnson from 2010 to 2013; and worked at the Campbell Soup Company from 1994 to 2004, serving as Vice President for the Adult Simple Meals Division of the Campbell Soup Company from 2003 to 2004. Mr. Conway currently serves on the board of directors of Versant Media Group, Inc. (NASDAQ: VSNT).

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	13

Directors
Board Membership and Effectiveness

RICHARD A. DIERKER
Age: 46 Director since: 2026 Independent Committees: •Audit
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Merger, Acquisition and/or Joint Venture Experience	•Management Experience in International Operations •Executive Experience at Publicly Traded Company

Other Public Company Directorships Held during the Past 5 Years: •Church & Dwight Co. Inc. (current)

Mr. Dierker's qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) merger, acquisition and/or joint venture experience, (iii) general management experience in international operations, and (iv) senior executive responsibility for a global consumer packaged goods business. Since April 2025, Mr. Dierker has served as the President, Chief Executive Officer and member of the Board of Directors at Church & Dwight Co., Inc. ("Church & Dwight")(NYSE: CHD), which manufactures and markets a broad portfolio of household, personal care and specialty products. Prior to his current position, Mr. Dierker held various roles at Church & Dwight, including: Executive Vice President and Head of Business Operations (March to April 2025); Executive Vice President, Chief Financial Officer, and Head of Business Operations (April 2022 to March 2025); and Executive Vice President and Chief Financial Officer (January 2016 to April 2022). Prior to January 2016, Mr. Dierker held various roles in finance, supply chain, financial planning and analysis and investor relations. Before joining Church & Dwight, Mr. Dierker held a senior financial management role at Alpharma, Inc., a global specialty pharmaceutical company, and various financial and business development leadership positions at Ingersoll-Rand Ltd., a diversified industrial manufacturer.

BRENDAN M. FOLEY
Age: 60 Director since: 2023 Committees: •None
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Knowledge of the Food Industry	•Merger, Acquisition and/or Joint Venture Expertise •Management Experience in International Operations

Other Public Company Directorships Held during the Past 5 Years: •Fortune Brands Innovations, Inc. (current)

Mr. Foley’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) general management experience in international operations, and (v) strategic leadership of a large, complex organization. Mr. Foley currently serves as our Chairman, President, and Chief Executive Officer (since January 2025). His prior roles with McCormick have been: President and Chief Executive Officer (September 2023 to December 2024); Chief Operating Officer and President (2022 to 2023); President, Global Consumer, Americas & Asia (2020 to 2022); President, Global Consumer and Americas (2017 to 2020); President, Global Consumer and North America (2016 to 2017); President, North America (2015 to 2016); President, U.S. Consumer Foods Division (2014 to 2015). Prior to joining the Company, Mr. Foley served as President, North American Zone (2013 to 2014); President, U.S. Consumer Products (2012 to 2013); and President, U.S. Food Service (2008 to 2012) with the H.J. Heinz Co. In his present role, Mr. Foley is responsible for the strategic leadership of the Company. He has extensive knowledge of consumer goods marketing in general, with a specific knowledge of the business, markets, and customers within the food industry in particular, and has hands-on experience in directing the day-to-day operations of our large, multi-faceted, consumer and flavor solutions foods business. Mr. Foley currently serves on the board of Fortune Brands Innovations, Inc. (NYSE FBIN).

14	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Directors
Board Membership and Effectiveness

GAVIN D. HATTERSLEY
Age: 63 Director since: 2026 Independent Committees: •Compensation and Human Capital
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Merger, Acquisition and/or Joint Venture Experience	•Management Experience in International Operations •Executive Experience at Publicly Traded Company

Other Public Company Directorships Held during the Past 5 Years: •Zoetis Inc. (current) •Molson Coors Beverage Company

Mr. Hattersley's qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) merger, acquisition and/or joint venture experience, (iii) general management experience in international operations, and (iv) senior executive responsibility for a global consumer beverage business. Mr. Hattersley most recently served as President and Chief Executive Officer at Molson Coors Beverage Company, a position he held from September 2019 until his retirement in October 2025. Prior to his retirement, Mr. Hattersley served in a variety of executive roles, including: President and Chief Executive Officer of MillerCoors, where he lead the joint venture between SABMiller and Molson Coors through its acquisition and integration into Molson Coors (2016 to 2019); Chief Financial Officer and Executive Vice President of Miller Coors (2008 to 2015); and Chief Financial Officer of SABMiller (2002 to 2008). Earlier in his career, Mr. Hattersley held financial leadership roles with South African Breweries Ltd., Barloworld Ltd., one of South Africa’s largest industrial conglomerates, and as a Senior Auditor at Fisher Hoffman Sithole. Mr. Hattersley currently serves on the board of directors of Zoetis Inc. (NYSE: ZTS).

MICHAEL D. MANGAN
Age: 69 Director since: 2007 Independent Lead Director Committees: •Compensation and Human Capital •Nominating and Corporate Governance
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Consumer Marketing Experience	•Executive Experience at a Publicly Traded Company •Management Experience in International Operations

Other Public Company Directorships Held during the Past 5 Years: •Nutrisystem, Inc.

Mr. Mangan’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a high level of financial literacy, and (iv) general management experience in international operations. Mr. Mangan served as the President of the Worldwide Power Tools and Accessories (WPTA) group of The Black & Decker Corporation until its acquisition in 2010 by The Stanley Works. In that role he provided strategic leadership of the WPTA group, and had oversight over the consumer marketing activities of that group in the international consumer marketplace. Service as President of the WPTA group, and past service as the Chief Financial Officer of The Black & Decker Corporation, broadened Mr. Mangan’s international experience and provided an in-depth understanding of the company’s key international markets. Service as the Chief Financial Officer of the Black & Decker Corporation, and prior service as the Executive Vice President & Chief Financial Officer of The Ryland Group, Inc., included responsibilities for overseeing the performance of those companies’ public accountants in the preparation, auditing and evaluation of financial statements, business planning, corporate finance and investments, internal controls, and information systems.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	15

Directors
Board Membership and Effectiveness

MARGARET M.V. PRESTON
Age: 68 Director since: 2003 Independent Committees: •Nominating and Corporate Governance Committee (Chair)
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Experience in International Operations	•Merger, Acquisition and/or Joint Venture Expertise •Experience Aligning Compensation with Performance

Other Public Company Directorships Held during the Past 5 Years: •Otis Worldwide Corporation (current)

Ms. Preston’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) strategic leadership at a large, complex organization, (iii) a high level of financial literacy, and (iv) experience in mergers and acquisitions. Ms. Preston currently serves as a Managing Director at Cohen Klingenstein LLC since coming out of retirement to join the company in September 2021. Previously, she served as Managing Director of TD Bank Private Wealth Management, Global Chief Financial Officer of Deutsche Bank, Private Wealth Management, Global Chief Operating Officer of Deutsche Bank Asset Management, and Managing Director and Regional Executive of US Trust, Bank of America Private Wealth Management, which roles afforded her the opportunity to provide financial oversight, risk management, and strategic leadership and direction to those organizations, until her retirement in 2019. Prior to that, she served as Chief Operating Officer of the Investment Bank of BT Alex. Brown, and earlier as Treasurer and Investment Banking Managing Director at Alex. Brown & Sons Incorporated. Ms. Preston currently serves on the board of Otis Worldwide Corporation (NYSE: OTIS).

GARY M. RODKIN
Age: 73 Director since: 2017 Independent Committees: •Compensation and Human Capital
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Consumer Marketing Experience	•Merger, Acquisition and/or Joint Venture Expertise •Executive Experience at Publicly Traded Company

Other Public Company Directorships Held during the Past 5 Years: •Simon Property Group, Inc. (current)

Mr. Rodkin’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) strategic leadership of a large, complex organization, and (v) experience in mergers and acquisitions. Mr. Rodkin is a seasoned and successful former Chief Executive Officer who has led major consumer products goods businesses and companies. Most recently, Mr. Rodkin served as the Chief Executive Officer of ConAgra Foods, Inc. from 2005 to 2015, where he transformed ConAgra from a holding company into one unified business with a balanced portfolio of consumer, commercial and private-brand businesses and strong operating capabilities. Prior to joining ConAgra, Mr. Rodkin served as Chairman and Chief Executive Officer of the Beverages and Food division at PepsiCo, Inc., where he was accountable for two lines of business, PepsiCo Beverages North America and Quaker Foods North America. Previously, Mr. Rodkin spent sixteen years with General Mills, Inc. in a variety of management roles. Mr. Rodkin currently serves on the board of Simon Property Group, Inc. (NYSE: SPG), an equity real estate investment trust, as well as on the non-profit boards of Feeding America, a hunger-relief charity, as Chairman, and as the Vice Chairman of the Board of Overseers for Rutgers University. Mr. Rodkin is a Fellow of Executive Education at Harvard Business School, and an Executive in Residence at Rutgers University.

16	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Directors
Board Membership and Effectiveness

VALARIE L. SHEPPARD
Age: 62 Director since: 2024 Independent Committees: •Audit
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Management Experience in International Operations	•Merger, Acquisition and/or Joint Venture Expertise •Executive Experience at Publicly Traded Company

Other Public Company Directorships Held during the Past 5 Years: •Ibotta Inc. (current) •Sovos Brands, Inc.

Ms. Sheppard’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) strategic leadership at a large, complex organization, (iii) general management in international operations, (iv) experience in mergers and acquisitions, and (v) a high level of financial literacy. Ms. Sheppard has over 30 years of experience across a broad range of roles in accounting, treasury, and finance functions at both the corporate and operating levels. Ms. Sheppard most recently served as the Interim Chief Financial Officer of Ibotta, Inc., a leading provider of digital promotions for consumer packaged goods brands, from March to September 2025 while the company recruited a new CFO. Earlier Ms. Sheppard served as Executive Vice President, Controller and Treasurer of the Procter & Gamble Company from 2019 to 2021. Prior to that Ms. Sheppard served as Senior Vice President, Comptroller and Treasurer (2013 to 2019), as well as various other senior finance roles in corporate and operating units in both the U.S. and foreign units, for the Procter & Gamble Company. Ms. Sheppard’s experience provides her with a high degree of financial knowledge and literacy and the McCormick Board of Directors has determined that Ms. Sheppard is an "audit committee financial expert" under the rules of the SEC. Ms. Sheppard has served on the board of directors of various companies and currently serves on the board of Ibotta Inc. (NYSE: IBTA).

JACQUES TAPIERO
Age: 67 Director since: 2012 Independent Committees: •Compensation and Human Capital
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Experience in International Operations	•Executive Experience at Publicly Traded Company •Experience Aligning Compensation with Performance

Other Public Company Directorships Held during the Past 5 Years: •None

Mr. Tapiero’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) general management experience in international operations, and (iii) strategic leadership at a large, complex organization. Mr. Tapiero served as Senior Vice President and President, Emerging Markets of Eli Lilly and Company, the Indianapolis, Indiana-based global pharmaceutical company, from 2009 until his retirement from that company on January 31, 2014, after 31 years of service. He was also a member of the Executive Committee of Eli Lilly. The Emerging Markets Business Unit focused on many of the organization’s fastest growing markets, such as China, Russia, Brazil, Mexico, South Korea and Turkey, and Mr. Tapiero was responsible for Lilly’s business in more than 70 countries. Prior to becoming President, Emerging Markets, Mr. Tapiero held the position of President of the Intercontinental Region for Lilly, with operations in Asia, Australia, Africa, the Middle East, Canada, Latin America and Russia (2004 to 2009). He also served as President and General Manager of Lilly France (2000 to 2004); President and General Manager of Eli Lilly do Brasil Ltd (1995 to 1999); and Managing Director of Lilly Sweden (1993 to 1995). Mr. Tapiero joined Lilly in 1983 as a financial analyst, and held several financial management, sales and marketing management positions in the United States, Switzerland and France. Mr. Tapiero is the lead director of Esteve – Spain (a pharmaceuticals and contract manufacturing company).

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	17

Directors
Board Membership and Effectiveness

TERRY S. THOMAS
Age: 56 Director since: 2024 Independent Committees: •Audit
Skills and Qualifications Highlights:
	•Strategic Leadership and Financial Literacy •Experience in International Operations	•Executive Experience at Publicly Traded Company •Consumer Marketing Experience

Other Public Company Directorships Held during the Past 5 Years: •Flowers Foods, Inc.

Mr. Thomas' qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the consumer packaged goods and food industries, (iv) strategic leadership of a large, complex organization, and (v) experience in mergers and acquisitions. Mr. Thomas has more than 30 years of domestic and global experience in the consumer packaged goods industry, spanning multiple channels and categories. Since August 2023, he has served as the Chief Growth Officer of Flowers Foods, Inc. (NYSE: FLO), one of the largest manufacturers of packaged baked goods in North America. Mr. Thomas oversees a portfolio of brands across North America and leads numerous functions, including marketing, sales, revenue management, food service, research and development, innovation, e-commerce, corporate strategy, and mergers and acquisitions. Before his appointment as an executive officer at Flowers Foods, Inc., Mr. Thomas served on the board of directors from 2020 to 2023, where he was a member of the audit committee. Prior to Flowers Foods, Inc., Mr. Thomas worked at Unilever plc for 10 years (2013 to August 2023), holding various executive roles, including U.S. Chief Customer Officer and Senior Vice President of U.S. Grocery Channel, until his appointment as the Global Chief Customer Officer (Personal Care) in 2022. While working for Unilever plc, Mr. Thomas also served as a member of the Unilever Global Diversity and Inclusion board, where he played a significant role in setting the vision and implementing Unilever’s diversity agenda.

18	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Directors
Board Leadership
Board Leadership
The Company's Board of Directors is led by our Chairman, Brendan M. Foley, who is also our President and CEO. McCormick has historically combined the roles of Chairman and CEO, although we combine or separate the roles based on the needs of the Company and its stockholders at any particular time. The Board of Directors believes that the Company currently is well served by a combined CEO and Chairman structure, as it provides a bridge between management and the Board, thus helping to ensure that both act with commonality of purpose with efficient communication between them. The Board believes that the CEO is in the best position to bring key business issues and stockholder interests to the Board’s attention, given his in-depth understanding of the Company and its operations. This structure also helps ensure accountability for the actions and strategic direction of the Company, and ensures that the Company presents its message and strategy to stockholders, employees and customers with a unified voice.
The Board also has the position of Lead Director who provides additional independent oversight of board matters in our current structure where the Chairman is not an independent director. The selection of a Lead Director is meant to facilitate, and not to inhibit, communication among the directors or between any of them and the Chairman and CEO. Accordingly, directors are encouraged to continue to communicate among themselves and directly with the Chairman and CEO. The independent directors, meeting in executive session in November 2009, selected Michael D. Mangan to serve as the Lead Director, and he continues to act in that role. Mr. Mangan's service as the Lead Director has provided leadership for the independent directors and ensured independent oversight of management and the affairs of the Company, including the Board's oversight of the Company's strategic direction and operational risks.
Mr. Mangan draws on his business leadership, corporate strategic planning, and governance expertise to (i) provide strong, independent board leadership; (ii) ensure board effectiveness by fostering active discussion and collaboration among the independent directors on the Board; and (iii) serve as an effective liaison with management.
The duties of the Lead Director are to (i) preside at executive sessions of the Board, and brief the Chairman and CEO, as needed, following such sessions; (ii) preside at meetings of the Board where the Chairman is not present; (iii) call meetings of the independent directors; (iv) provide input on Board agendas and meeting schedules; (v) provide feedback to the Chairman and CEO on the quality of information received from management; and (vi) participate with the Chairman and CEO, and the other members of the Nominating and Corporate Governance Committee in interviewing Board candidates. In addition, the Lead Director may provide input on the design of the Board itself, and shall be available for consultation and direct communication at the request of major stockholders. The Lead Director position has a two-year term, which may be extended as determined by the Board from time to time. In March 2024, the Board determined to extend Mr. Mangan’s role as the Lead Director for another two-year term. In April 2026, the Board is expected to appoint a Lead Director.
The Board believes the combined Chairman and CEO structure, coupled with an independent Lead Director, the use of regular executive sessions of the non-management Directors, and the substantial majority of independent directors comprising the Board, allows the Board to maintain effective and independent oversight of the Company.
Board Committees
The Board of Directors has appointed the following Board Committees:
Audit Committee
The Charter of the Audit Committee provides that the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to:
•the integrity of McCormick’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls;
•the performance of McCormick’s internal audit function;
•the appointment, engagement and performance of McCormick’s independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications and independence;
•compliance with McCormick’s business ethics and confidential information policies and legal and regulatory requirements, including McCormick’s disclosure controls and procedures; and
•the evaluation of the enterprise risk management process, including cyber risks.
In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, the internal auditors, and management of McCormick and to resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting. The Committee also performs other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Audit Committee is available on McCormick’s Investor Relations website at ir.mccormick.com under “Governance,” then "Committees and Charters," then “Audit Committee Charter.”

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	19

Directors
Board Committees
The Nominating and Corporate Governance Committee and the Board of Directors have determined that all members of the Audit Committee satisfy the independence requirements of the NYSE’s Listing Standards, the rules of the SEC, and
McCormick’s Corporate Governance Guidelines. The Board of Directors has also determined that three of the four members of the Audit Committee qualify as an “audit committee financial expert” under SEC rules.
Compensation and Human Capital Committee
The CHCC has the following principal duties and responsibilities:
•reviewing McCormick’s executive compensation programs to ensure that they (i) effectively motivate the CEO and other executive officers to achieve our financial goals and strategic objectives; (ii) properly align the interests of these employees with the long-term interests of our stockholders; and (iii) are sufficiently competitive to attract and retain the executive resources necessary for the successful management of our businesses;
•overseeing McCormick's strategies and policies related to key human resources policies and practices;
•reviewing trends in executive compensation, overseeing the development of new compensation plans (including performance-based, equity-based, and other incentive programs, as well as salary, bonus and deferred compensation arrangements) and, when appropriate, making recommendations to the Board regarding revisions to existing plans and/or approving revisions to such plans;
•annually reviewing and approving corporate goals and objectives relevant to McCormick’s CEO and other executive officers, evaluating the performance of such individuals against those goals and objectives, and approving the compensation for such individuals;
•annually evaluating the relationship between the Company’s overall compensation policies and practices and risk;
•annually evaluating the compensation of the members of the Board; and
•reviewing McCormick’s management succession plan for the CEO and other executive officers.
The Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Committee is available on McCormick’s Investor Relations website at ir.mccormick.com under “Governance,” then "Committees and Charters," then “Compensation and Human Capital Committee Charter.”
Pursuant to its Charter, the Committee has the authority to delegate certain of its responsibilities to a subcommittee; however, to date no such delegation has been made. The Committee has the authority to administer McCormick’s equity plans for the CEO and other executive officers. The Committee is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards.
All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE’s Listing Standards, and as “non-employee directors” and “outside directors” for the purposes set forth in the Committee’s Charter.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee has the following principal duties and responsibilities:
•developing and implementing McCormick's Corporate Governance Guidelines;
•establishing criteria for the selection of nominees for election to the Board, and identifying and recommending qualified individuals to serve as members of the Board;
•evaluating and making recommendations regarding the size and composition of the Board and its Committees (including making determinations concerning the composition of the Board and its Committees under the applicable requirements of the SEC and the NYSE);
•developing and implementing a process to annually assess the effectiveness of the Board and its Committees;
•reviewing the Company's political contributions, related strategies and the Company's Political Activity Policy; and
•overseeing McCormick's sustainability programs relating to environmental matters, except to the extent reserved for the full Board or another committee of the Board.
The Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Committee and McCormick’s Corporate Governance Guidelines are available on McCormick’s Investor Relations website at ir.mccormick.com under “Governance,” then "Committees and Charters," then “Nominating and Corporate Governance Committee Charter” and under "Governance," then "Corporate Governance Guidelines," respectively.
All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE Listing Standards.

20	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Directors
Committee Membership and Meetings
Committee Membership and Meetings
The table below shows the current members of each Committee and the number of meetings held by each Committee in fiscal 2025.

Name	Audit	Compensation and Human Capital	Nominating and Corporate Governance
Anne L. Bramman	Chair
Michael A. Conway			•
Richard A. Dierker(1)	•
Gavin D. Hattersley(2)		•
Michael D. Mangan(3)		•	•
Maritza G. Montiel	•
Margaret M.V. Preston			Chair
Gary M. Rodkin(4)		•
Valarie L. Sheppard	•
Jacques Tapiero		•
Terry S. Thomas	•
W. Anthony Vernon		Chair
Number of Committee Meetings Held in Fiscal 2025	8	9	4
(1)Effective February 1, 2026, Mr. Dierker became a member of the Audit Committee upon his appointment to the Board of Directors.
(2)Effective February 1, 2026, Mr. Hattersley became a member of the Compensation and Human Capital Committee upon his appointment to the Board of Directors.
(3)Lead Director.
(4)Mr. Rodkin ceased serving on the Audit Committee and joined the Compensation and Human Capital Committee following the March 2025 Board meeting.
Director Attendance at Meetings
During fiscal 2025, there were six regular meetings and one special meeting of the Board. Each incumbent director who served on the Board during fiscal 2025 attended at least 75% of the total number of meetings of the Board and each of the Board Committees on which he or she served during fiscal 2025 since being appointed to the Board.
Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are encouraged to attend and typically do so. All members of the Board attended last year's Annual Meeting of Stockholders.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	21

Directors
Risk Oversight
Risk Oversight
A summary of the allocation of general risk oversight functions among management, the Board and its Committees is as follows:

BOARD OF DIRECTORS

Continuous oversight of overall risks, with emphasis on strategic risks, as well as reputational and operational risks, along with oversight of the Company’s risk management and risk mitigation processes at both the full Board and Board Committee levels

AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversees the risk management process, with an emphasis on risk management processes related to financial reporting, internal controls, financial and cyber risks
Oversees compensation policies, practices and incentive-related risks, organizational talent and culture, and management succession risks; and risks related to key human relations policies and practices
Oversees governance structure, Board composition and succession risks; and risks relating to environment, social, and governance matters

MANAGEMENT

Responsible for the day-to-day management of the risks facing the Company
Board of Directors
The full Board and each Board Committee assesses the Company’s strategic direction and operational risks throughout the year. Each of our directors has, and leverages his/her experience with, enterprise risk management ("ERM") programs (through operations or via board/committee oversight), including strategic, financial, operational and commercial risks, as well as cybersecurity risk oversight.
While the Board and each Board Committee oversees key risk areas, management is charged with the day-to-day management of risk. The Company has robust internal processes and an effective internal control environment that facilitate the identification and management of risks and regular communication with the Board. These processes include (i) a robust ERM program that is designed to identify and assess risks that may have a significant impact on the Company, (ii) regular internal risk management meetings, (iii) operating risk owners with accountability for risk management activities, (iv) codes of conduct, (v) a strong legal department and ethics and compliance program and (vi) a comprehensive internal and external audit process. The Board also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

22	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Directors
Risk Oversight
In addition, management regularly provides the Board with reviews of, and updates on, the strategic risk assessment and mitigation actions, which highlights key enterprise risks and major trends that may impact business functions and the Company’s overall risk profile, with recommendations for responsive action on enterprise risks. These plans and related risks are monitored throughout the year as part of the regular financial, operating and performance reports given to the Board and Board Committees by management. McCormick's Chief Risk Officer, who reports to the Company's CFO, works with Company personnel representing multiple functional and regional areas within the Company to provide broad oversight of the process and our enterprise risks. In addition to helping assess enterprise risk issues and major trends that may impact business functions, operating units, and the Company's overall risk profile, the strategic risk management process also entails (i) reviewing the Company's enterprise risk management framework, including risk identification and assessment, and recommending responsive actions on enterprise risk issues, as needed, which recommendations take into account the immediacy of the risk assessed; and (ii) discussing the quality of business processes and practices at the Company, and reviewing how the Company will achieve its objectives within the enterprise risk framework.
Management and the Board and Board Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing the Company. These outside advisors include the Company's independent registered public accounting firm, external legal counsel and insurance providers, and the independent executive and non-employee director compensation consultant retained by the CHCC.
The Board believes that its current level of independence, leadership structure and qualifications and skills and experiences of its members facilitate the effective identification, oversight, evaluation and management of risk. The Lead Director meets regularly with the other independent directors without management to discuss current and potential risks and the means of mitigating those risks, and has the authority to direct and evaluate the Company's risk management efforts.
Management and the Board and Board Committees view their respective risk management roles, and the collaboration amongst them in the identification, oversight, evaluation and management of risk, as paramount to the Company's short-term viability and long-term sustainability.
Audit Committee
The Board has designated the Audit Committee to take the lead in overseeing the risk management process, with an emphasis on risk management processes related to financial reporting, internal controls, financial and cyber risks. The Audit Committee provides regular reports to the Board regarding briefings by management and advisors regarding the adequacy of the Company’s risk management process.
Compensation and Human Capital Committee
The CHCC considers the relationship between the Company’s compensation policies and practices for all employees and risk, including whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. In performing its responsibilities, the Committee receives regular reports on compensation matters from management and from the Committee’s independent compensation consultant. In 2025, the CHCC evaluated the current risk profile of our executive and broad-based compensation programs, as discussed below in “Performance-Based Compensation and Risk.” Additionally, the CHCC reviewed the Company’s incentive plans (executive and broad-based) to determine if any practices might encourage excessive risk taking on the part of senior executives.
The Committee noted features of the Company’s incentive plans (executive and broad-based) that mitigate risk, including the use of multiple measures in our annual and long-term incentive plans, CHCC discretion in payment of incentives in the executive plans, compensation mix and balance, payment caps, significant stock ownership guidelines, and our clawback policies. In light of these analyses, the CHCC believes that the Company’s compensation programs (executive and broad-based) provide multiple effective safeguards designed to protect against undue risk. The Committee is also responsible for overseeing human capital management practices, including review of related human capital disclosure in the Company's Form 10-K for each fiscal year.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee oversees risks related to corporate governance and Board composition and succession. The Committee establishes criteria (for approval of the Board) for the selection of nominees for election to the Board, and reviews, evaluates and makes recommendations to the Board about its Committee structure, Board composition, succession risks and operations to ensure a commitment to effective governance. The Committee also has oversight of risks related to environmental, social and governance matters.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	23

Directors
Stock Ownership and Service on Other Boards
Stock Ownership and Service on Other Boards
Similar to the policy in place for our executive officers, non-management directors are subject to stock ownership guidelines adopted by the CHCC in 2004. Pursuant to the stock ownership guidelines, each non-management director is expected to acquire, within five years after his or her election to the Board, a number of shares having a value at least equal to five times the annual retainer paid to such member for service on the Board. The annual retainer was $100,000 during 2025. The annual retainer is paid in quarterly installments with the first quarterly installment upon election to the Board being paid in Common Stock to assist in meeting the Company’s stock ownership expectations (subsequent quarterly payments are paid in cash). Such ownership must thereafter be maintained while serving on the Board. Shares considered in assessing compliance include any shares which are beneficially owned, directly or indirectly, by the director. This includes any cash or RSUs deferred under the arrangements described above but does not include shares available under vested but unexercised options. Stock ownership is reviewed annually by the CHCC. Based on the closing price of the Common Stock on the
Record Date, all nominees are currently in compliance with the stock ownership guidelines or on track to meet them within the required timeframe, other than Mr. Dierker and Mr. Hattersley, who joined the Board in February 2026 and who have until January 2031 to meet the requirements. Ms. Bramman has not disposed of any Company stock since joining the Board, however, her holdings did not meet the guidelines by the five year deadline of January 2025 and, as a result, the CHCC instituted a requirement that Ms. Bramman hold all Company stock until such time as her holdings meet the guidelines. As of the date of this proxy statement, Ms. Bramman has satisfied the stock ownership requirements.
No director of the Company may serve on the boards of more than four other publicly traded companies while also serving on McCormick’s Board; however, if such director also serves as the Company’s CEO then he/she is further limited to serving on only one other board of a publicly traded company while also serving on McCormick’s Board. All nominees are currently in compliance with this Board membership requirement.
Compensation and Human Capital Committee Interlocks and Insider Participation
No member of the CHCC is, or during fiscal 2025 was, an officer or an employee of McCormick or any of its subsidiaries, and no Committee member has any interlocking relationship with McCormick which is required to be reported under applicable rules and regulations of the SEC. For a discussion of insider participation in certain transactions, see “Procedure Regarding Transactions with a Related Person” above.
Compensation of Directors*
The following table sets forth the compensation earned by the non-management directors for services rendered during the fiscal year ended November 30, 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)
Anne L. Bramman	125,000	170,027	—	295,027
Michael A. Conway	100,000	170,027	—	270,027
Richard A. Dierker(4)	—	—	—	—
Gavin D. Hattersley(5)	—	—	—	—
Lawrence E. Kurzius(6)	25,000	396,000	—	421,000
Patricia Little(7)	25,000	—	—	25,000
Michael D. Mangan	130,000	170,027	—	300,027
Maritza G. Montiel	100,000	170,027	—	270,027
Margaret M.V. Preston	120,000	170,027	—	290,027
Gary M. Rodkin	100,000	170,027	—	270,027
Valarie Sheppard	100,000	170,027	—	270,027
Jacques Tapiero	100,000	170,027	—	270,027
Terry S. Thomas	100,000	170,027	—	270,027
W. Anthony Vernon	120,000	170,027	—	290,027
*      Brendan M. Foley, Chairman, President and Chief Executive Officer, is a member of the Board of Directors and was also an executive officer of the Company during fiscal 2025. Mr. Foley's compensation for fiscal 2025 is set forth below under "Compensation of Executive Officers".

24	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Directors
Compensation of Directors
(1)Amounts shown include fees deferred at the election of the director, pursuant to the Company's Non-Qualified Retirement Savings Plan, as follows: Ms. Bramman – $125,000; Ms. Preston - $120,000; and Mr. Tapiero – $100,000.
(2)Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for each director. Awards include grants of RSUs (Stock Awards) under the 2022 Omnibus Incentive Plan, as amended (the "2022 Plan"). For a discussion of the assumptions used in determining these values, see Note 11 to our 2025 financial statements in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025.
(3)Amounts shown include RSUs granted in 2025 and deferred at the election of the following directors: Ms. Bramman - $170,027, Ms. Montiel - $170,027 and Ms. Preston - $170,027.
(4)Mr. Dierker did not earn any compensation as a non-management director in fiscal 2025 as he did not become a member of the Board of Directors until February 1, 2026.
(5)Mr. Hattersley did not earn any compensation as a non-management director in fiscal 2025 as he did not become a member of the Board of Directors until February 1, 2026.
(6)Mr. Kurzius retired from the Board as of the Annual Meeting of Stockholders held on March 26, 2025. Mr. Kurzius's compensation includes the customary retainer fee for directors in the first quarter of 2025 as well as an RSU grant made on December 2, 2024, scaled at one-quarter of the value of his fiscal 2024 equity award received as Executive Chairman.
(7)Ms. Little retired from the Board as of the Annual Meeting of Stockholders held on March 26, 2025.
Options and RSUs
The following chart sets forth the number of exercisable and unexercisable options (exercisable for Common Stock and Common Stock Non-Voting, as indicated) and unvested RSUs held by each non-management director that served during fiscal 2025, as of November 30, 2025:

	Exercisable Options		Unexercisable Options		Unvested RSUs
Name	Common Stock	Common Stock Non-Voting	Common Stock	Common Stock Non-Voting	Common Stock	Common Stock Non-Voting
Anne L. Bramman	17,336	—	—	—	2,222	—
Michael A. Conway	27,612	—	—	—	2,222	—
Richard A. Dierker(1)	—	—	—	—	—	—
Gavin D. Hattersley(2)	—	—	—	—	—	—
Lawrence E. Kurzius(3)	1,437,221	—	178,587	—	3,469	—
Patricia Little (4)	21,700	—	—	—	—	—
Michael D. Mangan	44,428	—	—	—	2,222	—
Maritza G. Montiel	21,700	—	—	—	2,222	—
Margaret M.V. Preston	23,248	—	—	—	2,222	—
Gary M. Rodkin	34,428	—	—	—	2,222	—
Valarie Sheppard	—	—	—	—	2,222	—
Jacques Tapiero	44,428	—	—	—	2,222	—
Terry S. Thomas	3,732	—	—	—	2,222	—
W. Anthony Vernon	34,132	—	—	—	2,222	—
(1)Mr. Dierker does not have any exercisable or unexercisable options or unvested RSUs for services rendered during fiscal 2025 as he did not become a member of the Board of Directors until February 1, 2026.
(2)Mr. Hattersley does not have any exercisable or unexercisable options or unvested RSUs for services rendered during fiscal 2025 as he did not become a member of the Board of Directors until February 1, 2026.
(3)Mr. Kurzius retired from the Board as of the Annual Meeting of Stockholders held on March 26, 2025.
(4)Ms. Little retired from the Board as of the Annual Meeting of Stockholders held on March 26, 2025.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	25

Directors
Compensation of Directors
Narrative to the Director Compensation Tables
Directors who are employees of McCormick do not receive any fees for their service as a director.
The cash components of non-management director compensation for fiscal 2025 were paid in equal quarterly installments and were comprised of: (i) an annual retainer of $100,000, with the first quarterly installment upon election to the Board paid in Common Stock and subsequent quarterly payments paid in cash; (ii) for a director who serves as the Lead Director an additional annual retainer of $30,000, (iii) for a director who serves as Chair of the Audit Committee an additional retainer of $25,000, (iv) for a director who serves as Chair of the CHCC, an additional annual retainer of $20,000; and (v) for a director who serves as Chair of the Nominating and Corporate Governance Committee an additional retainer of $20,000.
In addition, in fiscal 2025, non-management directors also received an annual RSU grant in whole shares approximating the value of $170,000. The RSUs vest in full on February 15 of the year following the year in which the grant date occurs, provided that the director continues to serve on the Board until such date. All outstanding RSUs vest and any previously awarded outstanding stock options become fully exercisable in the event of disability or death of the participant, or a change in control of McCormick, while the director is serving on the Board.
Directors are eligible to participate in the McCormick Non-Qualified Retirement Savings Plan. Pursuant to this plan, directors may elect to defer anywhere from 10% to 100% of their cash Board fees. McCormick makes no contributions to the Directors’ Non-Qualified Retirement Savings Plan accounts. For all plan participants, including directors, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives (one of which tracks the performance of McCormick stock) selected by the participant. Plan participants may generally elect to change their fund choices at any time (there are certain restrictions applicable to participants subject to Section 16 of the Exchange Act). Director participants may elect the deferred amounts plus earnings to be distributed either six months following retirement from the Board or on an interim distribution date. Distributions upon retirement are paid in either a lump-sum or in 5-, 10-, 15- or 20-year installments, based on the director’s distribution election. Interim distributions are paid on a lump-sum basis and must occur at least four years from the date of the deferral election. If a director leaves the Board prior to the interim distribution date, then his or her plan balance will be paid as indicated in the retirement distribution election. Participants may make a change to their distribution election subject to the requirements of the plan and Section 409A of the Internal Revenue Code. Amounts deferred under the Non-Qualified Retirement Savings Plan are held in a “rabbi” trust and remain subject to the claims of McCormick’s creditors until they are paid.
Prior to the grant of RSUs, directors may elect to defer receipt of the underlying Common Stock upon vesting. If the director so elects, the director will not receive voting rights or dividends on the Common Stock until the deferral period expires, which is a date specified by the director or six months after the director’s departure from the Board; provided however, beginning with RSU grants made in fiscal 2023, directors who elect to defer receipt of the underlying Common Stock will receive dividends upon vesting, but will still not receive voting rights until the deferral period expires. At the expiration of the deferral period, the director becomes the owner of the underlying Common Stock.

26	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

PROPOSAL 1
Election of Directors
Director Nominees
The persons listed in the following table have been nominated by the Board for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All nominees currently serve as directors. Management has no reason to believe that any of the nominees will be unavailable for election.
In the event a nominee is unable to serve on the Board, or will not serve for good cause, the proxy holders will have discretionary authority for the election of any person to the office of such nominee. Alternatively, the Board may elect to reduce the size of the Board. Ms. Montiel and Mr. Vernon are not standing for re-election to the Board.
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee. For purposes of this proposal, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

Anne L. Bramman Michael A. Conway Richard A. Dierker Brendan M. Foley Gavin D. Hattersley Michael D. Mangan Margaret M.V. Preston Gary M. Rodkin Valarie L. Sheppard Jacques Tapiero Terry S. Thomas

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	27

Compensation of Executive Officers
Compensation Discussion and Analysis
Introduction
The purpose of this Compensation Discussion and Analysis is to provide stockholders with a description of the material elements of McCormick’s compensation program for its executive officers, including the Named Executive Officers, for fiscal 2025 and the policies and objectives which support the program. The compensation details are reflected in the compensation tables and accompanying narratives which follow.
Executive Summary
At McCormick, our compensation programs are designed to attract, retain and motivate top talent while aligning executive pay with company performance and shareholder interests. We emphasize a balanced approach that includes base salary, performance-based incentives, and long-term equity awards to drive sustainable growth. The CHCC regularly reviews our programs to ensure they remain competitive and support our strategic priorities.
With respect to our performance-based incentives:
•Annual incentive awards in respect of fiscal 2025 performance were earned at 40.4% of target by Mr. Foley, Mr. Gabriel, Mr. Schwartz, and Ms. Piper. Mr. Foust's incentive award was earned at 35.3% of target.
•Long-Term Performance Plan (LTPP) PSU awards for the period from December 2022 through November 2025 vested, in aggregate, at 142.5% of target (or 47.5% of the maximum opportunity);
•Value Creation Acceleration ("VCAP") stock option grants made in November 2020 were forfeited due to the threshold performance goal not being achieved; and
•as of the Record Date, stock options granted since March 2019 remain underwater.
In fiscal 2025, the CHCC continued to focus on ensuring ongoing alignment with our compensation philosophy, the design of our executive compensation programs, and the interests of our stockholders. Key decisions made by the CHCC in respect of fiscal 2025 are summarized below.

28	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Compensation of Executive Officers
Our Executive Compensation Philosophy and Practices
Overview of Named Executive Officers
The following table shows the names, ages and experience of the Named Executive Officers in the Summary Compensation Table.

Name	Principal Position
Brendan M. Foley Age 60
Chairman, President, and Chief Executive Officer (January 2025 to present), President & Chief Executive Officer (September 2023 to December 2024), President & Chief Operating Officer (2022 to 2023), President, Global Consumer, Americas and Asia (2020 to 2022), and President, Global Consumer and Americas (2017 to 2020), McCormick & Company, Incorporated

Marcos M. Gabriel Age 54
Executive Vice President and Chief Financial Officer (December 2024 to present), Senior Vice President, Global Finance & Capital Markets (March 2024 - November 2024); Senior Vice President, Finance & Global Business Services (July 2023 to February 2024), Chief Transformation Officer (August 2020 to June 2023), Chief Financial Officer, Americas (August 2017 to July 2020), McCormick & Company, Incorporated.

Andrew Foust Age 45	President, Americas (2021 to present); President, U.S. Consumer Products Division (2018 to 2021), McCormick & Company, Inc., General Manager - McCormick Canada (2016 to 2018)
Sarah J. Piper Age 49	Chief Human Relations Officer (2022 to present), Senior Vice President, Global Human Relations Business Partners (2022), Vice President Human Relations Americas (2020 to 2022), Vice President, Total Rewards (2017 to 2020), McCormick & Company, Incorporated
Jeffery D. Schwartz Age 56	Vice President, General Counsel & Secretary (2014 to present); McCormick & Company, Incorporated
Named Executive Officer Compensation
The CHCC approved adjustments to the compensation levels for the Named Executive Officers effective during fiscal 2025. For existing Named Executive Officers, the adjustments equated to increases in target total compensation ranging from 2.9% to 21.9% relative to fiscal 2024 . Increases were primarily delivered via target equity award values, which provide alignment to our stock price and in the case of PSUs, are earned based on performance against pre-established goals. The higher increases were approved for more recently promoted Named Executive Officers to better position their target total compensation relative to Market Group median practices following strong performance in role since their respective promotions.
Long-Term Incentives
The CHCC also approved two changes to how long-term incentive awards are made, starting in fiscal 2025. Firstly, the grant of long-term incentive awards was consolidated to a single date in February, where previously LTPP awards were made in December and time-vested awards were made in March. This was to enable more holistic communications on total rewards and provide additional time to align on performance goals applicable to LTPP awards. Secondly, executive officers' fiscal 2025 target awards were made in an equal mix of PSUs and restricted stock units (RSUs), rather than PSUs and stock options. This change was made against a backdrop of prolonged macro-economic uncertainty and market volatility, which have contributed to stock options being a less effective program incentive element. The CHCC believes that RSUs continue to provide alignment with absolute stock price performance and the interests of our stockholders, while improving the competitiveness of our executive compensation program in accordance with our philosophy and principles.
Our Executive Compensation Philosophy and Practices
The core philosophy of McCormick’s executive compensation program is to pay for performance and retain key talent. McCormick’s compensation program is designed to align McCormick’s executive compensation with our Five Guiding Principles, advance our leadership and differentiation in the market and deliver long-term stockholder value. Our executive compensation program includes elements with multi-year time horizons, along with a varied mix of payout factors tied to these elements to ensure that compensation is not focused on any one area above others, mitigating risk and ensuring a well-balanced recognition of both annual and long-term performance. McCormick’s compensation policy is based on the following compensation principles:
•McCormick must pay competitively – both as to the amount and type of compensation we offer in order to attract and retain our executive talent.
•A substantial portion of each executive’s total compensation should be performance-based and dependent on the achievement of financial and other performance goals over both the short and longer term.
•Financial performance goals should be drivers of stockholder value over the short and longer term, such as sales growth, and EPS.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	29

Compensation of Executive Officers
Our Executive Compensation Philosophy and Practices
The framework of our executive compensation programs includes the governance features and other specific elements discussed below:

Compensation Practice	Pursued at McCormick?	Best Practice

Independent Compensation and Human Capital Committee and Consultant
YES. McCormick’s CHCC is comprised solely of independent directors. The Committee also engages an independent compensation consultant, WTW, to provide data, insight and advice. WTW (i) is retained directly by the Committee; (ii) only performs limited consulting or other services for McCormick with prior approval from the Committee; and (iii) is independent with no conflicts of interest with regard to the work performed.

Compensation Risk Assessments
YES. The CHCC’s annual review and approval of McCormick’s compensation strategy includes a review of compensation-related risk management. In this regard, the CHCC annually considers the relationship between the Company’s overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices (i) encourage imprudent risk taking, and/or (ii) would be reasonably likely to have a material adverse effect on the Company. The Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple and effective safeguards to protect against undue risk.

Favorable Risk Assessment for Fiscal 2025
YES. Management and WTW assessed the Company’s compensation policies and practices in fiscal 2025 and concluded that they do not motivate imprudent risk taking. The CHCC reviewed and agreed with this assessment.

Limited Perquisites and No Tax Gross-Ups
YES. The Named Executive Officers receive a limited number of personal benefits and the Company does not provide tax gross-ups for personal benefits, meaning these benefits are fully taxable to the recipient.

Employment Agreements	NO. McCormick’s executive officers do not have employment agreements, except where legally required, and do not have guaranteed levels of compensation.

Pledging, Hedging or Speculative Trading
NO. Executive officers are prohibited from pledging or hedging their McCormick stock and other practices, such as insider trading (see discussion above under “Corporate Governance Guidelines”) and are prohibited from engaging in short sales or equivalent transactions in McCormick stock.

Stock Ownership Guidelines
YES. To further align the long-term interests of our executives and our stockholders, the Board has established stock ownership guidelines applicable to our CEO and executive officers, progress against which is monitored annually.

Clawback Policies
YES. McCormick has two incentive compensation recovery policies. One policy, adopted for purposes of compliance with Section 10D of the Exchange Act and the NYSE listing standards, provides for the mandatory recovery of both cash- and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. The other policy, adopted pursuant to McCormick’s 2022 Plan (and the prior 2013 Omnibus Incentive Plan (the "2013 Plan") and 2007 Omnibus Incentive Plan (the "2007 Plan")), outlines circumstances under which any share-based and cash-based awards made under that plan (inclusive of time-vested awards that are tied to the achievement of financial measures) may be forfeited, annulled, and/or reimbursed to McCormick, as described below.

Focus on Performance- Based Compensation
YES. The CHCC endeavors to structure the executive compensation program so that each executive’s compensation is comprised of a majority of elements that are performance-based, including our annual incentive plan and annual awards of PSUs and restricted stock units (or stock options in prior years).

Pay and Performance Alignment Assessment
YES. Each year the pay of McCormick’s CEO and performance of the Company is compared to CEO pay and performance at our peer companies. The analysis conducted by WTW in fiscal 2025 demonstrated continued alignment between pay and performance. The CHCC reviewed and agreed with this analysis.

Cap on Performance-Based Compensation
YES. There is a cap for executive officer incentive payments made under the annual performance-based compensation and long-term incentive programs, and no payment is guaranteed under any incentive plans.

30	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Compensation of Executive Officers
Overview of Our Executive Compensation Program for Fiscal 2025
Overview of Our Executive Compensation Program for Fiscal 2025
During fiscal 2025, the primary elements of compensation earned by each of our Named Executive Officers consisted of base salary, an annual incentive cash payment, and annual long-term incentive awards in the form of PSUs and RSUs, collectively referred to as target total compensation. In addition, a limited number of personal benefits and retirement benefits are provided, with three Named Executive Officers being historic participants in retirement plans frozen in 2017 and 2018 as detailed below.
The elements of the Executive Compensation Program described in the table below apply as stated to our US-based executive officers and it is our intent to follow our compensation principles and to provide similar benefits, where available and appropriate, to those executive officers located outside of the United States.
OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM FOR FISCAL 2025

	Element	Objective	Key Features

Annual Cash Compensation	Base Salary	Provide a competitive annual fixed level of cash compensation.	•On average, represents about 25% of compensation. •Adjustments are based on individual performance, company performance, role scope, and internal equity, and informed by practices in our Market Group.

	Annual Performance- Based Incentive Compensation	Motivate and reward executive contributions in producing annual financial results.
•Annual incentive cash payments are based on a formula that includes adjusted EPS growth, net sales, sales volume mix, and McCormick Profit (defined as adjusted operating income growth, adjusted for working capital charges and currency impact).

Long-Term Incentive Plan	Performance Stock Units	Retain executives and align their compensation with the Company’s key financial goals to drive stockholder value over time.
•Awards represent 50% of the overall annual long-term target incentive mix.
•Awards based on the achievement of cumulative growth in net sales and relative TSR over the three-year performance period.
•Annual grants of three-year overlapping cycles.

	Restricted Stock Units	Retain executive officers and align their interests with our stockholders.	•Awards represent 50% of the overall annual long-term target incentive mix. •Awards generally vest at a rate of one-third per year or, if earlier, upon the retirement eligibility date of the holder.

Retirement Benefits	Pension Plan (Defined Benefit) and 401(k) Retirement Plan (Defined Contribution)	Provide retirement income for employees.
•Tax qualified defined benefit pension plan (closed and frozen on December 1, 2018) in which many of our US employees, including some of our Named Executive Officers, are eligible to participate. Plan formula is based on age, years of service, and cash compensation.
•The Company provides a match in the defined contribution 401(k) plan of up to 5% of eligible compensation and a 3% profit sharing contribution.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	31

Compensation of Executive Officers
How We Determined Executive Compensation for Fiscal 2025

	Element	Objective	Key Features

	Non-Qualified Retirement Savings Plan (formerly the Deferred Compensation Plan)	Provide retirement savings vehicles to executives in a tax-efficient manner.
•Effective February 1, 2017, the plan was implemented in connection with the SERP freeze.
•Participants, including Named Executive Officers, may elect to defer up to 80% of salary and annual incentive into a non-qualified deferred compensation plan.
•Employees, including the Named Executive Officers, that have compensation in excess of the IRS limit, receive an annual contribution by McCormick into their deferred compensation account equal to 3% of the compensation amount in excess of the IRS limit. The Company makes a matching contribution of up to 5% of eligible compensation, with respect to deferred compensation that exceeded the IRS limit.

Personal Benefits	Automobile & Executive Benefit Allowances	Support executive with transportation, financial planning and wellness benefits.	•Combination of fixed monthly cash amounts and financial counseling services, all of which are fully taxable to the executive.

	Company Airplane	Available primarily for business use by executive officers to provide for security, confidentiality, and efficiency of travel time.	•The value of any personal use of the Company airplane (such as spouse travel) is imputed as income to the executive. •The executive is fully responsible for all taxes on such imputed amount.

How We Determined Executive Compensation for Fiscal 2025
The CHCC administers the compensation program for McCormick’s executive officers, including the Named Executive Officers. The Committee applies the executive compensation principles listed above when approving pay for each individual executive officer. In determining the compensation of the Company’s executive officers, the Committee is assisted by an independent compensation consultant retained directly by the Committee.
The CHCC annually reviews and approves each element of compensation. If necessary, the CHCC adjusts individual elements of compensation to achieve an overall total targeted compensation that it believes is market competitive and consistent with McCormick's compensation philosophy and objectives. In its deliberations, the Committee reviews data prepared by the independent consultant on pay levels and pay mix in relevant peer companies, referred to as our "Market Group" (see details of the constituent companies for fiscal 2025 target pay decisions in the section below). The Committee also reviews tally sheets for each executive officer, which summarize the elements of compensation noted above, the total estimated payments upon retirement, and the total estimated payments upon involuntary termination from McCormick.

32	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Compensation of Executive Officers
How We Determined Executive Compensation for Fiscal 2025
Market Data
In making decisions, the CHCC references market data for two groups:

	Purpose	Key Features
Market Group	Provide insights into total compensation levels and design within companies with which McCormick competes for talent and which are similar in size and business operations
Comprises companies that:
•Operate in similar industries to McCormick
•Publicly listed on a U.S. stock exchange
•Have significant operations outside the U.S.
•Are of similar size to McCormick in terms of revenue and market capitalization
•Compete with McCormick for talent
•Have known brand names

Peer Group	Provide insights into current and historic financial information, such as EPS, sales growth and TSR to inform short-term and long-term goal-setting	Comprises companies that are: •Competitors for customers •Competitors for investors •Subject to similar macro-economic factors

The CHCC believes that it is appropriate to use two separate peer groups. This reflects the reality that there are larger companies against whom we compare performance, but that are too large to be appropriate for compensation comparisons and that there are companies we compete with for talent that are subject to different sub-industry challenges. While the Market Group data gives the Committee insight into the range of compensation in the competitive market and a general understanding of marketplace compensation practices and policies, the Committee does not use Market Group data to “benchmark” to a targeted percentile for total compensation or any specific element of compensation for our executive officers.
Companies are reviewed annually for inclusion or removal from the Market and Peer Groups based on their relevance across a set of criteria, with industry relevance and the extent to which we compete for executive talent being the primary drivers for removal or inclusion in these groups. Upon completion of this review, the CHCC approved the removal of Monster Beverage Corporation from both the Market and Peer Groups due to significant differences in their business operations, their co-CEO model, their ownership structure and their market capitalization relative to McCormick.
The groups approved for fiscal 2025 were as follows:

Market Group Only	Market and Peer Groups	Peer Group Only
Brown-Forman Corporation*	The Campbell's Company	Kraft Heinz Company**
Constellation Brands Inc.*	Church & Dwight Co., Inc.	Mondelēz International**
Molson Coors Beverage Company*	The Clorox Company	Tyson Foods, Inc.**
ConAgra Brands, Inc.
Flowers Foods, Inc.
*While these Market Group companies are relevant from a talent standpoint, the Committee believes they are subject to sufficiently different macro-economic and industry factors that make them inappropriate performance comparisons for our executive officers.
	General Mills, Inc.	**While these Peer Group companies are competitors for talent, the Committee believes they are too large to make appropriate compensation comparisons for our executive officers
The Hain Celestial Group Inc.
The Hershey Company
Hormel Foods Corporation
International Flavors & Fragrances Inc.
The J. M. Smucker Company
Kellanova
Keurig Dr. Pepper, Inc.
Lamb Weston Holdings, Inc.
Post Holdings, Inc.
TreeHouse Foods, Inc.
W.K. Kellogg Co.
At the time of approval, McCormick was ranked at the 34th percentile on revenue, the 56th percentile on market capitalization, and the 59th percentile on headcount relative to the Market Group.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	33

Compensation of Executive Officers
How We Determined Executive Compensation for Fiscal 2025
Views of Stockholders
The CHCC also considered the results of the advisory vote by stockholders on the “say-on-pay” proposal presented to stockholders at the 2025 Annual Meeting of Stockholders held on March 26, 2025. As reported in the Company’s Form 8-K filed with the SEC on March 26, 2025, stockholders expressed significant support for the compensation program offered to the Company’s Named Executive Officers with approximately 98% of votes cast in favor. Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote. For fiscal 2025, the Company’s executive compensation program continued to focus on pay for performance, alignment of executive interests with those of McCormick’s stockholders, and achieving balance between offering annual and long-term incentives without creating improper risks. The Committee will continue to consider the results of stockholders’ advisory votes on executive compensation when making decisions about our executive compensation program.
Independent Consultant
Pursuant to its Charter, the CHCC has the sole authority to retain and terminate the services of any outside compensation advisers to the Committee. For fiscal 2025, the CHCC continued to retain WTW to provide advice to the Committee on general program design and best practices, as well as to assist the Committee in assessing McCormick’s programs and the levels of compensation for our executive officers and directors, relative to the Market Group identified above. The independent compensation consultant reports directly to the Committee. The CHCC assessed the work performed by WTW and determined that it was independent, and that the work and advice provided did not raise any conflict of interest. While WTW performed the general competitive review for pay decisions effective in fiscal 2025, as requested by the Committee, it did not determine the amount or form of compensation with respect to McCormick’s executive officers.
CEO Recommendations
The compensation of every McCormick employee, including each Named Executive Officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. For fiscal 2025, Mr. Foley provided recommendations to the CHCC with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any adjustments to the value of long-term awards for each Named Executive Officer (other than himself). These recommendations were based on the Market Group data reviewed by the Committee and Mr. Foley's assessment of the executive’s relative experience, overall performance, and impact on the accomplishment of McCormick’s financial goals and strategic objectives during the prior year. While the CHCC took Mr. Foley's recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.
Mr. Foley did not make any recommendations as to his own compensation for fiscal 2025 and such decisions were made solely by the CHCC with the advice of its independent consultant. The CHCC determined Mr. Foley's compensation, including base salary, performance targets and the value of the annual and long-term awards privately in executive session.
Aside from Mr. Foley, no executive officer of McCormick determined or provided the Committee with recommendations regarding the amount or form of executive or director compensation for fiscal 2025.

34	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Compensation of Executive Officers
Elements of Executive Compensation
Elements of Executive Compensation
MARKET GROUP EXECUTIVE OFFICERS PAY MIX

24%
Base Salary
55%
Long-Term Incentive
76%
At-Risk Compensation
21%
Target Bonus

McCORMICK EXECUTIVE OFFICERS PAY MIX

23%
Base Salary
56%
Long-Term
Incentive
77%
At-Risk
Compensation
21%
Target Bonus

1.Annual Cash Compensation and Long-Term Incentives
Base Salaries
Adjustments to base salaries are considered annually, but there is no guarantee that base salary will increase in any given year. To support competitive market position, the Committee elected to make adjustments to base salaries for certain executive officers in 2025.
The determination of our Named Executive Officer’s compensation considers factors such as our compensation philosophy, individual performance, company performance, retention, succession planning, scope of role, experience, and the positioning of McCormick’s executive total compensation levels relative to market.
The following base salaries were approved in November 2024 and took effect on April 1, 2025:

Name	Base Salary, effective April 1, 2025	Base Salary, effective April 1, 2024
Brendan M. Foley	$1,150,000	$1,100,000
Marcos M. Gabriel(1)	$650,000	—
Andrew D. Foust	$650,000	$600,000
Sarah J. Piper	$575,000	$550,000
Jeffery D. Schwartz	$690,000	$670,000
(1)Mr. Gabriel's base salary for fiscal 2024 is not included because he was not a Named Executive Officer.
Annual Performance-Based Incentive Compensation
Target annual incentive award values are established annually for the CEO and other Named Executive Officers, and considered as part of the CHCC’s annual review of total target compensation.

Name	Target Annual Incentive Opportunity (% of Salary)	Prior Target Annual Incentive Opportunity (% of Salary)
Brendan M. Foley(1)	155%	150%
Marcos M. Gabriel(2)	90%	—
Andrew D. Foust	90%	80%
Sarah J. Piper	80%	80%
Jeffery D. Schwartz	85%	85%
(1)Mr. Foley's Target Annual Incentive Opportunity was increased from 150% to 155% during fiscal 2025.
(2)Mr. Gabriel's Target Annual Incentive for fiscal 2024 is not included because he was not a Named Executive Officer. On appointment as Chief Financial Officer, Mr. Gabriel's Target Annual Incentive Opportunity was set at 80%. Following a review during fiscal 2025, the CHCC approved an increase to 90%.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	35

Compensation of Executive Officers
Elements of Executive Compensation
As in prior years, for fiscal 2025 the performance metrics approved reflect the role and responsibilities of each executive officer. Beginning in fiscal 2024, the CHCC approved the addition of a sales volume growth metric to align all plan participants, including the executive officers, with volume-driven growth.

Named Executive Officer Population	Named Executive Officers	Fiscal 2025 Performance Factors and Weightings
Enterprise responsibility	Brendan M. Foley Marcos M. Gabriel Sarah J. Piper Jeffery D. Schwartz	70% Adjusted EPS* 21% Global McCormick Profit 4.5% Global Sales Volume Growth 4.5% Global Net Sales
Americas responsibility	Andrew D. Foust	50% Adjusted EPS* 35% Americas Profit 7.5% Americas Sales Volume Growth 7.5% Americas Net Sales
*    The CHCC approved the definition of “Adjusted EPS” for fiscal 2025, which is EPS for the year, adjusted to exclude the impact of special charges, and foreign exchange rates. This definition is the same as "Adjusted EPS" as reported in our Form 10-K for the 2025 fiscal year, except that the formulation of "Adjusted EPS" used by the CHCC was determined on a constant currency basis with certain additional adjustments based upon employee incentive payment decisions, among other factors, while the formulation used in the Form 10-K for the 2025 fiscal year was determined on a reported currency basis. As a result, Adjusted EPS growth as used by the CHCC was lower by approximately 0.3% than Adjusted EPS growth as reported in our Form 10-K. The Committee made these adjustments for compensation purposes as it does not want employees to benefit from or be penalized for factors outside of their control.
Performance goals for the annual incentive program were approved by the CHCC based on its analysis of the performance observed in and expected of companies in our Peer Group, because they are the companies that we assess our financial results against, that we compete with for equity investors and that we want to outperform. The Committee additionally takes account of McCormick’s own growth, prior year performance, commitments to the market and strategic priorities.
In evaluating the difficulty of achieving the performance goals for the Company's annual incentive program, including Adjusted EPS, McCormick Profit (which is operating profit adjusted by a charge for working capital), Americas Profit (which is operating profit for the Americas region adjusted by a charge for working capital), sales volume growth, and net sales, the Committee considers both the historic performance of the Company and its business units and the overall performance goals established by the CEO for the upcoming fiscal year. This evaluation is conducted with a view to driving stockholder value, paying our Named Executive Officers competitively, and rewarding superior financial performance. The measure of the difficulty of achieving annual incentive plan performance goals is illustrated by the fact that the targets have not been uniformly achieved, with the enterprise-level payout factor ranging from 6% to 182% of target over the last five years and below the target payouts for fiscal 2025.
The following table summarizes the fiscal 2025 Adjusted EPS goals approved by the CHCC. The Committee concluded that the threshold performance requirement would equate to delivering EPS consistent with the prior fiscal year, adjusted as noted above. The Committee set the maximum performance requirement that would earn 200% of a Named Executive Officer’s target opportunity at growth of 10.88%, anticipating that this would place McCormick among the highest performers in its Peer Group. Actual Adjusted EPS growth for the year equated to 1.36% which resulted in a payout of 48.7% of target for this portion of the annual incentive.

	Adjusted EPS Metric	Payout
Threshold	Equal to prior year	30%
Target	+5.10%	100%
Maximum	+10.88%	200%
Fiscal 2025 Actual	+1.36%	48.7%
The other performance goals, while quantifiable, are confidential commercial or financial information, the disclosure of which would cause competitive harm to the Company. The Committee considered the ability to meet or exceed these goals to be at least as difficult as the Adjusted EPS requirements.
The CHCC determined the actual fiscal 2025 annual incentive for each Named Executive Officer using the factors set forth in the following table: (i) the performance metric and respective weight allocated to each metric, as applicable; and (ii) the target annual incentive potential, as a percentage of base salary.

36	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Compensation of Executive Officers
Elements of Executive Compensation

Name	Performance Metric	Target Annual Incentive as a % of Base Salary	Payout Factor %	Actual Annual Incentive as a % of Base Salary*	Prior Year Actual Annual Incentive as a % of Base Salary
		A	B	C	D
Brendan M. Foley	70% Adjusted EPS 21% Global McCormick Profit 4.5% Global Sales Volume Growth 4.5% Global Net Sales	155%	40%	62%	168%
Marcos M. Gabriel**	70% Adjusted EPS 21% Global McCormick Profit 4.5% Global Sales Volume Growth 4.5% Global Net Sales	90%	40%	36%
Andrew D. Foust	50% Adjusted EPS 35% Americas Profit 7.5% Americas Sales Volume Growth 7.5% Americas Net Sales	90%	35%	32%	82%
Sarah J. Piper	70% Adjusted EPS 21% Global McCormick Profit 4.5% Global Sales Volume Growth 4.5% Global Net Sales	80%	40%	32%	90%
Jeffery D. Schwartz	70% Adjusted EPS 21% Global McCormick Profit 4.5% Global Sales Volume Growth 4.5% Global Net Sales	85%	40%	34%	95%
*    The fiscal 2025 annual incentive as a percentage of base salary for each Named Executive Officer is determined by multiplying column “A” and column “B” to produce the result in column “C.” The resulting annual incentive amount is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.
**    Mr. Gabriel's Actual Annual Incentive for fiscal 2024 is not included because he was not a Named Executive Officer. The CHCC approved an increase in Mr. Gabriel's Target Annual Incentive Opportunity during fiscal 2025 which was in effect for the full year.
Long-Term Incentives
The intent of our long-term incentive awards is to align the interests of our executives with those of our stockholders and to drive increasing stockholder value over time. In fiscal 2025, the CHCC approved a change in the equity mix, with awards made as an equal mix of PSUs and time-vested restricted stock units, both additionally subject to service conditions. Grants were also consolidated to a single grant date in February
The target value of annual long-term incentive awards is determined annually. In approving long-term incentive award values, the Committee considers compensation data and positioning for comparable roles against our Market Group along with individual and company performance.
Performance Stock Units
A limited number of executives, including the Named Executive Officers, who are in positions to significantly impact the achievement of key corporate objectives and who provide the long-term strategic leadership necessary to accomplish those objectives, participate in the Company’s three-year LTPP. Awards are issued in PSUs, and we determine the number of PSUs to grant by dividing the approved target cash value by the grant date fair value. The resulting number of PSUs is rounded up to the nearest whole number.
PSUs can be earned and vest contingent on the achievement of three-year performance goals, which under all currently open three-year cycles, relate to (1) cumulative sales growth, and (2) McCormick’s TSR relative to the TSR generated by our Peer Group companies. Cumulative sales growth is considered an appropriate metric given it is central to our growth strategy. Relative TSR is considered an appropriate metric because it is a clear and objective measurement of return for our stockholders, and its inclusion as a performance indicator ensures that the interests of plan participants remain aligned with those of our investors. Separate performance goals for cumulative sales growth and relative TSR are established for each cycle. Relative TSR acts as a modifier to cumulative sales growth acting as a means to validate that the outcome is directionally aligned with our returns to stockholders.
We establish our cumulative sales growth and relative TSR modifier goals to instill in our executive officers and other participants an incentive to generate financial growth for McCormick that is competitive with growth rates exhibited by the highest performing companies among our Peer Group. The LTPP program plays an important role in aligning the compensation of executives with key financial accomplishments, which the CHCC believes drives stockholder value over the long-term and are therefore important indicators of the performance of our top executives. The three-year

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Compensation of Executive Officers
Elements of Executive Compensation
performance time frame and metrics for this plan complement the annual earnings and profit performance focus provided by the annual incentive program and the longer-term focus provided by outstanding stock options.
In fiscal 2025, there were three active award cycles in this program, one of which ended on November 30, 2025. They are:
•December 1, 2022 – November 30, 2025 (fiscal 2023-2025) – completed
•December 1, 2023– November 30, 2026 (fiscal 2024-2026) – active cycle
•December 1, 2024 – November 30, 2027 (fiscal 2025-2027) – active cycle
As previously disclosed, following the completion of Kellogg Company's separation into two independently traded businesses, the CHCC retained Kellogg Company in the Market and Peer Groups through the date of separation, and considered Kellanova performance from that point forward. Given the timing of the separation, of the three active cycles, this only impacted the fiscal 2023-2025 award.
In respect of the fiscal 2023-2025 award, the CHCC approved a payment of 142.5%, based on the cumulative net sales growth of 8.7% (1.7 percentage points above the target performance goal of 7%), and McCormick's three-year TSR ranking at the 70th percentile relative to our Peer Group (resulting in no modifier impact on the award amounts).

	FY2023–2025 Performance Period
	Sales Growth	Relative TSR		Relative TSR Modifier
		Bottom Three Positions	=	50%
Threshold	3.0%	Below 25th Percentile	=	75%
Maximum	15.0%	75th Percentile and above	=	125%
		Top Three Positions	=	150%
The performance goals for the other active cycles are as follows:

	FY2024–2026 Performance Period
	Sales Growth	Relative TSR		Relative TSR Modifier
		Bottom Three Positions	=	50%
Threshold	3.0%	Below 25th Percentile	=	75%
Maximum	13.0%	75th Percentile and above	=	125%
		Top Three Positions	=	150%

	FY2025–2027 Performance Period
	Sales Growth	Relative TSR		Relative TSR Modifier
		Bottom Three Positions	=	50%
Threshold	3.0%	25th Percentile	=	75%
Maximum	11.0%	75th Percentile and above	=	125%
		Top Three Positions	=	150%

38	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Compensation of Executive Officers
Elements of Executive Compensation
If earned, the stock award under the remaining active cycles will be paid no later than the end of February 2027 and February 2028, respectively.
To set appropriately challenging cumulative net sales goals for the LTPP, the CHCC looks externally at various Peer Group financial metrics, as well as internally at McCormick’s past performance and long-range plans. To earn a maximum payout in respect of this measure requires performance that exceeds the forecast for the Peer Group. Combining this with relative TSR provides balancing perspectives of performance that often yield different outcomes as summarized below for the prior three cycles:

	Earned Achievement Percent
Performance Cycle	Sales Growth	Relative TSR modifier
FY21-23	200%	75%
FY22-24	155%	100%
FY23-25	142.5%	100%
Restricted Stock Units
Named Executive Officers also received an award of RSUs in February 2025, a change from stock options which were awarded in fiscal 2024. We determined the number of RSUs to grant by dividing the target cash value by the grant date fair value. The resulting number of RSUs was rounded up to the nearest whole number.
The CHCC believes RSUs provide alignment between pay and performance through their connection to stock price, enhance the competitiveness of our program in an uncertain macroeconomic environment and accordingly align the interests of stockholders and management.
McCormick Value Creation Acceleration Program
In 2020, the CHCC approved a one-time stock option grant to motivate and reward the next phase of performance and growth. The vesting of options was subject to service and stock price hurdle conditions over periods of up to five years. The stock price performance objectives were not achieved by the end of the five-year performance period on November 30, 2025, and therefore, the awards were not earned and have been cancelled.
2.Retirement and Other Benefits
Retirement Benefits
We previously provided a tax-qualified defined benefit pension plan in which many of our U.S. employees were eligible to participate. For employees hired prior to December 1, 2000, base salary only is included in the calculation of the pension benefit, while base salary and the annual incentive are included in the calculation of the pension benefit for employees hired on or after December 1, 2000. Effective January 1, 2012, the pension plan was closed to new entrants; however, persons who were employees prior to January 1, 2012 continued to accrue benefits under the pension plan in accordance with its existing terms, before and after January 1, 2012. On January 3, 2017, a decision was made to freeze the pension plan effective December 1, 2018, at which point additional benefits ceased to accrue for all participants.
Personal Benefits
The Named Executive Officers received a limited number of personal benefits, including a fixed car allowance and fixed executive benefit allowance for expenses associated with financial planning and wellness. These benefits make up a small portion of the total compensation of our Named Executive Officers and we believe the retention value of these benefits exceeds the cost of such benefits to McCormick. The Company does not provide tax gross-ups for personal benefits, such that these benefits are fully taxable to the recipient.
Company Airplane
McCormick maintains a Company airplane. It is the Board's preference that the CEO and other executives, including the Named Executive Officers, use McCormick’s airplane whenever air travel is required for business purposes. This provides for a more efficient use of their time given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed, and enhances personal security. Spouses, family and other guests generally may accompany the executive on the airplane when the executive is traveling for business purposes. The Company does not incur any incremental out-of-pocket costs when additional passengers accompany an executive on the Company airplane for business purposes.
In fiscal 2025, there was no travel on the Company airplane by any Named Executive Officer, their spouse, family, or guests that would require imputed income pursuant to the United States Internal Revenue Service standards.
Severance Benefits
The Company’s executive officers participate in McCormick’s Severance Plan for Executives (the “Severance Plan”). The Severance Plan provides for severance and other benefits to eligible employees if they experience an involuntary termination without “cause” or a voluntary termination for “good reason,” each as defined in the Severance Plan. An eligible employee who experiences such a termination and executes (and does not revoke) a general release of claims against the Company will receive the payments and benefits described below under “Potential Payments Upon Termination or Change in Control.” The Change in Control features of the Severance Plan are needed to allay the uncertainty that executives can experience while the possibility of a Change in Control exists, thereby allowing them to both operate in the best interests of the Company and stockholders, as well as to remain at the Company through the desired retention period. The Board

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Compensation of Executive Officers
Performance-Based Compensation and Risk
believes that the Severance Plan allows the Company’s executives to continue effectively executing their management responsibilities without being influenced by the uncertainty of their personal situations. In the event of an involuntary termination outside of a Change in Control situation, we consider these benefits important to attract executive talent to the Company. In addition, they help create a stable work environment in which the executives are provided certain economic benefits in the event their employment is terminated. A general release from claims is required to obtain these benefits, making this a mutually beneficial arrangement.
For additional information on the above benefits, see the “All Other Compensation” column and related footnotes to the Summary Compensation Table.
Performance-Based Compensation and Risk
The CHCC considers risk as well as motivation when establishing performance criteria. During fiscal 2025, the CHCC engaged in a process of reviewing all of the Company’s executive-level incentive compensation plans to determine whether the Company’s compensation policies and practices foster risk taking above the level of risk associated with the Company’s business model. In the course of its examination, the Committee evaluated:
•The balance of performance and the quality and sustainability of performance;
•The mix between annual and long-term incentives;
•The relationship between performance criteria for annual and long-term incentive awards;
•Competitive practices;
•Share retention requirements;
•Service period requirements for certain equity awards; and
•Clawback provisions.
On the basis of this review, the CHCC determined that the Company’s incentive compensation plans are appropriately structured and do not create risks that are reasonably likely to have a material adverse effect on the Company.
Clawback Provisions
The Company has in place two incentive compensation recovery policies. One policy, adopted for purposes of compliance with Section 10D of the Exchange Act and the NYSE listing standards, provides for the mandatory recovery of both cash- and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. The other policy, adopted pursuant to the 2022 Plan that was approved by stockholders at the 2022 Annual Meeting of Stockholders held on March 30, 2022, and the 2013 Plan, which was replaced by the 2022 Plan, outlines circumstances under which all share-based and cash-based awards made under those plans may be forfeited, annulled, and/or reimbursed to McCormick. Such circumstances include:
•a forfeiture of the gain realized by a participating employee on account of actions taken by the employee in violation of restrictive covenants and other provisions in the award agreements issued under the 2013 Plan or 2022 Plan; and/or
•finding by the CHCC that a participating employee has been terminated for cause (“cause” means, as determined by the CHCC), (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of, or plea of nolo contender to, a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of those agreements between the participant and McCormick or an affiliate, as specified in the 2013 Plan and 2022 Plan).
Furthermore, if McCormick is required to prepare an accounting restatement due to the material noncompliance of McCormick, as a result of misconduct, with any financial reporting requirement under the securities laws, then (i) the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and (ii) any participant who (a) knowingly engaged in the misconduct, (b) was grossly negligent in engaging in the misconduct, (c) knowingly failed to prevent the misconduct, or (d) was grossly negligent in failing to prevent the misconduct, is required to reimburse McCormick the amount of any payment in settlement of an award earned or accrued under the 2013 Plan or 2022 Plan during the twelve month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document that contained such material noncompliance.
In addition, any award granted pursuant to the 2013 Plan or 2022 Plan shall be subject to mandatory repayment by the participant to McCormick to the extent the participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, regulation or stock exchange listing standard, or (b) any law, rule, regulation or stock exchange listing standard that imposes mandatory recoupment under the circumstances set forth in such law, rule, regulation or listing standard.

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Compensation of Executive Officers
Performance-Based Compensation and Risk
Stock Ownership Guidelines for Executive Officers
We believe our executive officers should be invested in the success of the organization they lead, and thus the CHCC adopted stock ownership guidelines in 2004. These guidelines act as an additional risk mitigation tool as they result in a meaningful long-term interest in McCormick’s future success.
Annually, the Committee reviews our stock ownership guidelines as compared to those of the Market Group companies. Based upon its most recent review, the Committee concluded that no changes were necessary to the previously established guidelines, which are as follows:

Multiple of Base Pay
CEO	6.0x
Executive Vice President and executive officers serving as Presidents	3.0x
All Other Executive Officers	2.0x
Shares owned by an executive officer include Common Stock allocated to the officer’s 401(k) plan account as well as other shares which are beneficially owned, directly or indirectly, by the officer, but do not include shares available under vested but unexercised options.
All executive officers have five years from their appointment as an executive officer to meet these guidelines, and their stock ownership is reviewed annually by the CHCC. Based on the closing price of Common Stock on the Record Date, all of our Named Executive Officers either satisfy the guidelines or are expected to satisfy the guidelines within the required timeframe.

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Compensation of Executive Officers
Compensation and Human Capital Committee Report
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee of the Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025, and in this proxy statement.

Submitted by:	Compensation and Human Capital Committee
W. Anthony Vernon, Chair Michael D. Mangan Gary M. Rodkin Jacques Tapiero

42	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Executive Compensation Tables
Summary Compensation Table
The following table sets forth the compensation earned during the applicable fiscal year by our CEO and CFO during fiscal 2025, and each of the other three most highly compensated executive officers of McCormick who were executive officers of McCormick as of the end of fiscal 2025.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Brendan M. Foley(5) Chairman, President and Chief Executive Officer	2025	1,139,084	8,600,105	—	720,130	—	372,262	10,831,581
	2024	1,146,538	3,750,020	3,750,011	1,843,050	—	360,002	10,849,622
	2023	953,558	1,200,028	1,200,010	1,720,590	—	138,988	5,213,172
Marcos M. Gabriel(6) Executive Vice President and Chief Financial Officer	2025	650,000	1,700,074	—	236,340	—	152,903	2,739,317

Andrew D. Foust(7) President, Americas	2025	634,615	1,300,123	—	206,505	—	179,193	2,320,436
	2024	588,461	500,033	500,010	493,788	28,377	164,368	2,275,038

Sarah J. Piper Chief Human Relations Officer	2025	569,519	1,000,065	—	185,840	196	171,555	1,927,175
	2024	547,308	425,038	425,008	491,480	12,376	157,209	2,058,418
	2023	473,308	375,062	375,003	459,515	—	93,992	1,776,880
Jeffery D. Schwartz Vice President, General Counsel and Secretary	2025	683,846	1,850,102	—	236,946	4,438	174,939	2,950,272
	2024	688,846	900,008	900,011	636,132	71,349	189,507	3,385,852
	2023	642,692	850,027	850,007	763,555	—	93,382	3,199,663
(1)The Salary and Non-Equity Incentive Plan Compensation columns include amounts deferred at the election of the Named Executive Officer. For more information on the amount of cash compensation deferred for each Named Executive Officer during fiscal 2025, see the “Non-Qualified Deferred Compensation Table” below. Salary amounts represent salary paid for services performed in the fiscal year. Salary payments received may vary due to the timing of pay periods that start in one fiscal year and end in the next and due to salary adjustments, which are effective in April of each year.
(2)The amounts reported in the Summary Compensation Table for the performance based awards assume a future payout at the target level, which we believe is the probable outcome of the performance conditions at the time of grant. However, this may not represent the amounts the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value with respect to these performance-based awards will depend on our cumulative sales growth and TSR performance and the Named Executive Officer's continued employment. If our performance results in a future payout at the maximum level (200% of target), the aggregate grant date fair value of the performance based stock awards granted in fiscal 2025 (at 300% max) would have been as follows: Mr. Foley, $12,900,132; Mr. Gabriel, $2,550,177; Mr. Foust, $1,950,176; Ms. Piper, $1,500,118; and Mr. Schwartz, $2,775,206.
(3)Amounts represent the actuarial change in the present value of the Named Executive Officer’s benefit under our defined benefit pension plan. While these amounts appear as a lump sum, the normal form of payment is an annuity and the plan does not currently allow a lump sum payment for these benefits. The pension number reported is an accounting value and was not realized by the Named Executive Officer during the relevant year. Mr. Foley and Mr. Gabriel are not eligible for the Pension Plan. The total pension value changes for the Named Executive Offer’s benefits under the defined benefit pension plan were positive for 2025: for Ms. Piper $196, and for Mr. Schwartz $4,438 and negative for Mr. Foust ($694).
(4)Amounts shown for fiscal 2025 are made up of the following:

Name	Executive Auto Allowance	Executive Benefit Allowance	Executive Financial Counseling Program	Excess Liability Policy (Annual Premiums)	Employer Matching Funds under McCormick 401(k) Plan	Company Contributions to Deferred Compensation Accounts*	Profit Sharing
Brendan M. Foley	$22,000	$17,000	$15,000	$1,107	$17,500	$209,056	$90,599
Marcos M. Gabriel	$22,000	$17,000	$12,000	$1,107	$17,500	$52,257	$31,039
Andrew D. Foust	$22,000	$17,000	$15,000	$1,107	$17,500	$72,042	$34,544
Sarah J. Piper	$22,000	$17,000	$15,000	$1,107	$17,500	$66,549	$32,398
Jeffery D. Schwartz	$22,000	$17,000	—	$1,107	$17,500	$76,960	$40,372
*    See discussion below under “Non-Qualified Deferred Compensation.”

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Executive Compensation Tables
Grants of Plan-Based Awards
(5)Mr. Foley's gross compensation, including equity awards was adjusted to reflect his appointment to Chief Executive Officer in September 2024.
(6)Mr. Gabriel's compensation information is not included for fiscal 2023 and fiscal 2024 because he was not a named executive officer (or Section 16 officer) until fiscal 2025
(7)Mr. Foust's compensation information is not included for fiscal 2023 because he was not a Named Executive Officer (or Section 16 officer) until fiscal 2024.
Narrative to the Summary Compensation Table
McCormick does not maintain any employment agreements with the Named Executive Officers or other executive officers, except where required by law. In addition, dividends are not accrued or paid on unexercised unvested equity awards. The Company does not provide tax gross-ups for personal benefits or for the personal use of the Company airplane by Named Executive Officers.
Grants of Plan-Based Awards
The following table sets forth the grants of plan-based awards by McCormick during fiscal 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)(3)		Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
Brendan M. Foley	—	534,750	(1)	1,782,500	(1)	3,565,000	(1)	—		—		—		—	—
	2/7/2025	—		—		—		13,916	(2)(3)	55,664	(3)	166,992	(3)	—	4,300,044	(4)
	2/7/2025	—		—		—		—		—		—		57,549	4,300,139	(5)
Marcos M. Gabriel	—	175,500	(1)	585,000	(1)	1,170,000	(1)	—		—		—		—	—
	2/7/2025	—		—		—		2,751	(2)(3)	11,004	(3)	33,012	(3)	—	850,059
	2/7/2025	—		—		—		—		—		—		11,376	850,092	(5)
Andrew D. Foust	—	175,500	(1)	585,000	(1)	1,170,000	(1)	—		—		—		—	—
	2/7/2025	—		—		—		2,104	(2)(3)	8,415	(3)	25,245	(3)	—	650,059	(4)
	2/7/2025	—		—		—		—		—		—		8,700	650,141	(5)
Sarah J. Piper	—	138,000	(1)	460,000	(1)	920,000	(1)	—		—		—		—	—
	2/7/2025	—		—		—		1,619	(2)(3)	6,473	(3)	19,419	(3)	—	500,039	(4)
	2/7/2025	—		—		—		—		—		—		6,692	500,103	(5)
Jeffery D. Schwartz	—	175,950	(1)	586,500	(1)	1,173,000	(1)	—		—		—		—	—
	2/7/2025	—		—		—		2,994	(2)(3)	11,975	(3)	35,925	(3)	—	925,069	(4)
	2/7/2025	—		—		—		—		—		—		12,380	925,111	(5)
(1)Amounts shown represent the threshold, target and maximum amounts that could have been earned for fiscal 2025 by each Named Executive Officer under our annual performance-based incentive compensation plan. The actual amounts earned by each Named Executive Officer are included in the fiscal 2025 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)Amounts shown represent the minimum amounts payable or shares earned if the threshold performance goals are achieved. No payments will be made or shares issued for performance below the threshold level.
(3)Amounts represent the threshold, target and maximum amount (in shares) that could be earned under the FY2025-FY2027 LTPP cycle, including the maximum TSR modifier.
(4)Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 related to the FY2025-FY2027 LTPP cycle based on the target amount payable if the performance conditions are met. For a discussion of the assumptions used in determining these values, see Note 11 to our 2025 financial statements.
(5)Amounts shown represent the grant date fair value of RSU awards granted for each Named Executive Officer. For a discussion of the assumptions used in determining these values, see Note 11 to our 2025 financial statements.

44	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by each Named Executive Officer as of November 30, 2025.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Grant Date	Equity Incentive Plan Awards: Number of Unearned LTPP Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned LTPP Shares That Have Not Vested ($)(4)(5)	Grant Date	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned RSU Shares That Have Not Vested ($)(5)
Brendan M. Foley							02/07/25	111,328	(3)	7,512,413	02/07/25	57,549	(6)	3,883,407
	03/27/24	66,631	133,263	76.03	3/27/2034	(1)	12/01/23	115,208	(4)	7,774,236
	03/29/23	41,344	20,672	81.79	3/29/2033	(2)
	03/30/22	45,168	0	97.26	3/30/2032
	03/31/21	51,743	0	89.16	3/31/2031
	04/01/20	32,040	0	69.31	4/1/2030
	03/27/19	29,082	0	73.70	3/27/2029
	03/28/18	34,484	0	52.98	3/27/2028
	03/29/17	68,144	0	49.03	3/28/2027
Marcos M. Gabriel							02/07/25	22,008	(3)	1,485,100	02/07/25	11,376	(6)	767,652
	03/27/24	2,443	4,887	76.03	3/27/2034	(1)	12/01/23	5,378	(4)	362,907	03/27/24	1,260	(7)	85,025
	03/29/23	1,938	969	81.79	3/29/2033	(2)					03/29/23	240	(8	16,195
	03/30/22	2,541	0	97.26	3/30/2032
	03/31/21	3,064	0	89.16	3/31/2031
	04/01/20	2,264	0	69.31	4/1/2030
	03/27/19	1,092	0	73.70	3/27/2029
Andrew D. Foust							02/07/25	16,830	(3)	1,135,688	02/07/25	8,700	(6)	587,076
	03/27/24	8,884	17,769	76.03	3/27/2034	(1)	12/01/23	15,362	(4)	1,036,628	03/29/23	533	(9)	35,967
	03/29/23	4,306	2,154	81.79	3/29/2033	(2)
	03/30/22	5,082	0	97.26	3/30/2032
	03/31/21	4,358	0	89.16	3/31/2031
	04/01/20	4,022	0	69.31	4/1/2030
	03/27/19	1,366	0	73.70	3/27/2029
Sarah J. Piper							02/07/25	12,946	(3)	873,596	02/07/25	6,692	(6)	451,576
	03/27/24	7,551	15,104	76.03	3/27/2034	(1)	12/01/23	13,058	(4)	881,154
	03/29/23	12,920	6,460	81.79	3/29/2033	(2)
	03/30/22	2,711	0	97.26	3/30/2032
	03/31/21	2,179	0	89.16	3/31/2031
	04/01/20	3,770	0	69.31	4/1/2030
	03/27/19	1,818	0	73.70	3/27/2029
	03/28/18	2,464	0	52.98	3/27/2028
	03/29/17	1,724	0	49.03	3/28/2027
Jeffery D. Schwartz							02/07/25	23,950	(3)	1,616,146	02/07/25	12,380	(6)	835,402
	03/27/24	15,991	31,984	76.03	3/27/2034	(1)	12/01/23	27,650	(4)	1,865,822
	03/29/23	29,284	14,644	81.79	3/29/2033	(2)
	03/30/22	36,134	0	97.26	3/30/2032
	03/31/21	40,850	0	89.16	3/31/2031
	04/01/20	18,848	0	69.31	4/1/2030
	03/27/19	14,542	0	73.70	3/27/2029
	03/28/18	17,242	0	52.98	3/27/2028
	03/29/17	33,552	0	49.03	3/28/2027
	03/30/16	10,000	0	49.96	3/29/2026
(1)The remaining unvested stock options will vest in equal increments on March 27 of 2026 and 2027.
(2)The remaining unvested stock options will vest on March 29, 2026.

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Executive Compensation Tables
Option Exercises and Stock Vested in Last Fiscal Year
(3)In accordance with SEC rules, the amounts shown represent the maximum amounts, as modified by the Relative TSR Modifier, of the equity award under the FY2025-FY2027 LTPP cycle because our fiscal 2025 sales performance exceeded the target performance measure established for this LTPP cycle, while the Relative TSR Modifier did not exceed the target performance measure established for this LTPP cycle for fiscal 2025.
(4)In accordance with SEC rules, the amounts shown represent the maximum amounts, as modified by the Relative TSR Modifier, of the equity award under the FY2024-FY2026 LTPP cycle because our cumulative sales performance for fiscal years 2025 and 2024 exceeded the target performance measure established for this LTPP cycle, while the Relative TSR Modifier did not exceed the target performance measure established for this LTPP cycle for fiscal years 2025 and 2024 cumulatively.
(5)In accordance with SEC rules, the amounts shown in the table are based on the closing market price of our Common Stock Non-Voting on November 28, 2025 (the last trading day of our fiscal year) of $67.48.
(6)RSUs were granted on February 7, 2025 and will vest in equal increments on February 15 of 2026, 2027 and 2028.
(7)Mr. Gabriel was granted 1,889 RSUs on March 27, 2024, 629 shares of which vested on March 15, 2025 with the remaining 1,260 shares to vest on March 15 of 2026 and 2027. See discussion above under "Compensation Discussion and Analysis".
(8)Mr. Gabriel was granted 720 RSUs on March 29, 2023, 240 shares of which vested on each of March 15 of 2024 and 2025 with the remaining 240 shares to vest on March 15, 2026. See discussion above under "Compensation Discussion and Analysis".
(9)Mr. Foust was granted 1,599 RSUs on March 29, 2023, 1066 shares of which vested on each of March 15 of 2024 and 2025, with the remaining 533 shares to vest on March 15, 2026. See discussion above under "Compensation Discussion and Analysis".
Option Exercises and Stock Vested in Last Fiscal Year
The following table sets forth equity awards exercised and/or vested during fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Brendan M. Foley	57,144	891,446	20,198	1,362,961
Marcos M. Gabriel	—	—	2,963	213,520
Andrew D. Foust	—	—	5,140	358,671
Sarah J. Piper	—	—	6,525	442,999
Jeffery D. Schwartz	30,000	888,600	14,307	965,436
(1)The amounts shown reflect shares that vested for each Named Executive Officer as detailed in the table below, including shares awarded for the awards made under the FY2023-FY2025 LTPP cycle. The amounts shown for the value of these shares are calculated based on the closing market price of our Common Stock Non-Voting on the vesting date of $67.48, which was November 28, 2025 (the last trading day of our fiscal year). For the remaining RSUs, the value realized on vesting is calculated based on the closing market price of McCormick Common Stock on the date of vesting, multiplied by the number of vested shares, while the actual value realized by each Named Executive Officer is after payment of related taxes and fees.

			RSUs
Name	LTPP Cycle FY23-FY25	LTPP Cycle FY23-FY25 Value at FYE	Shares	Value Realized on Vesting	Actual Value Realized
Brendan M. Foley	20,198	$1,362,961	—	$—	$—
Marcos M. Gabriel	1,894	$127,807	1,069	$85,712	$57,329
Andrew D. Foust	4,209	$284,023	931	$74,648	$49,872
Sarah J. Piper	6,313	$426,001	212	$16,998	$11,386
Jeffery D. Schwartz	14,307	$965,436	—	$—	$—
Retirement Benefits
Pension Plan
McCormick’s U.S. tax-qualified pension plan for employees in the U.S. is a defined benefit, non-contributory plan. Similar to all other participants in the plan, Messrs. Foust and Schwartz and Ms. Piper are eligible to participate in the plan. Messrs. Foley and Gabriel are not eligible for the U.S. plan. The normal retirement age pursuant to the pension plan is 65, however a participant may retire as early as 55 with their benefits reduced 5/12 of 1% per month for each month that the participant is less than age 65. Effective January 1, 2012, the pension plan was closed to new entrants; however, persons who were employees prior to January 1, 2012 continued to accrue benefits under the pension plan in accordance with its existing terms after January 1, 2012. Additionally, on January 3, 2017, a decision was made to freeze the U.S. tax-qualified pension plan effective December 1, 2018, at which point additional benefits ceased to accrue.

46	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Executive Compensation Tables
Non-Qualified Deferred Compensation
The plan provides benefits (which are reduced by an amount equal to 50% of the participant’s Social Security benefit for those employees hired before December 1, 2000) based on the participant’s years of service and the highest average compensation over a period of five consecutive years. As defined in the plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the plan (generally after one year of employment with McCormick). However, if a participant experiences a total and permanent disability prior to age 65, the participant’s benefit will be based upon the participant’s years of service as if he or she had served to the later of age 65 or five years after the total disability and compensation as of the date of the total and permanent disability. Also as defined in the pension plan, “highest average compensation” means base pay only for employees hired prior to December 1, 2000, and base pay and annual incentive bonus for employees hired on or after December 1, 2000. Messrs. Schwartz and Foust and Ms. Piper were hired after December 1, 2000.
The following table sets forth the accumulated benefit payable upon retirement to each of the Named Executive Officers pursuant to our defined benefit plans.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Brendan M. Foley(3)	Pension Plan	—	—	—
Marcos M. Gabriel(3)	Pension Plan	—	—	—
Andrew D. Foust	Pension Plan	13 yrs. 2 mos.	121,885	—
Sarah J. Piper	Pension Plan	6 yrs. 8 mos.	59,943	—
Jeffery D. Schwartz	Pension Plan	9 yrs. 5 mos.	220,019	—
(1)Represents the number of years of service credited to the Named Executive Officer under the respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2025 financial statements (November 30, 2025). Actual years of service are as follows: Mr. Foley – 11 yrs, 6 mos; Mr. Gabriel - 8 yrs., 4 mos, Mr. Foust - 21 yrs, 2 mos; Ms. Piper - 14 yrs, 8 mos; and Mr. Schwartz – 17 yrs, 5 mos.
(2)Amounts represent the actuarial present value of the Named Executive Officer’s accumulated benefit under each respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2025 financial statements. For a discussion of the assumptions used in this valuation, see Note 10 to our fiscal 2025 financial statements. All assumptions are the same for purposes of the above calculation, other than the assumed retirement age is age 62, the earliest age at which the executives may retire with unreduced benefits.
(3)Messrs. Foley and Gabriel are not eligible for the Pension Plan.
Non-Qualified Deferred Compensation
Effective January 1, 2000, McCormick adopted a deferred compensation plan, which was subsequently incorporated into a similar deferred compensation plan effective January 1, 2005 (collectively, the “DCP”), that allowed a limited number of management employees in the U.S., including each of the Named Executive Officers, to defer up to 80% of their base salary and up to 80% of their annual incentive each year. These percentages were chosen to provide maximum deferral flexibility while requiring sufficient non-deferral salary out of which federal withholding and certain other payroll-based items could be funded. McCormick made no contributions to the plan.
Effective January 1, 2014, McCormick adopted a Defined Contribution Restoration Plan (“DCRP”), which provided deferred compensation for a select group of management employees (hired on or after January 1, 2012), including eligible Named Executive Officers. The plan restored benefits that would have accrued under the McCormick 401(k) Retirement Plan, but were restricted due to the limits on compensation imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code. Employees were not able to contribute to the DCRP. Annually, the Company made a profit sharing contribution to the participant’s account equal to 3% of eligible compensation in excess of the limits imposed by the Internal Revenue Service.
On January 3, 2017, and in connection with the establishment of the Non-Qualified Retirement Savings Plan, a decision was made to freeze the current DCRP effective February 1, 2017.
Company contributions to the DCRP vest in increments of 10% per year beginning when the participant reaches age 50 and is fully vested at age 60. Any unvested contributions are forfeited upon separation. If the separation is the result of a change in control, disability, death, constructive discharge or discharge by the Company without cause, the participant’s account balance is deemed to be vested. In most cases, the DCRP vested account balance is paid as a lump sum six months after the participant’s retirement or termination of employment. If the separation is a result of disability, change in control or death, the lump sum is paid upon separation.
In light of the aforementioned freezing of the defined benefit pension plan, on January 3, 2017, McCormick adopted amendments to the DCP establishing a Non-Qualified Retirement Savings Plan (the “NQRSP”), effective February 1, 2017, to provide for additional retirement benefits for certain employees, including the Named Executive Officers. Under the NQRSP, certain management employees in the U.S., including the Named Executive Officers, may defer up to 80% of

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	47

Executive Compensation Tables
Non-Qualified Deferred Compensation
their total cash compensation (base salary and annual incentive bonus). Employees are permitted to elect separate deferral percentages for the amounts of such compensation up to the annual compensation limit established by the IRS for the 401(k) plan, currently $345,000 for 2025 (the “IRS Limit”) and the amounts of compensation in excess of the IRS Limit. Since 2018, McCormick makes a matching contribution to the deferred compensation account of eligible employees who defer compensation above the IRS Limit up to 4% of such amount for the 2018 calendar year and up to 5% of such amount thereafter. Additionally, employees, including the Named Executive Officers receive an annual contribution by McCormick into their deferred compensation account equal to 3% of the compensation amount in excess of the IRS Limit.
In most cases, deferred amounts plus earnings in the NQRSP are paid upon the participant’s retirement or termination of employment. For deferrals made prior to 2005, upon a participant’s termination of employment, the plan balance is paid on a lump-sum basis. Upon retirement, the plan balance is paid in either a lump sum or in 5-, 10-, 15-, or 20-year installments based on the participant’s election made at the time of the deferral. For deferrals made in 2005 and beyond, the plan balance is paid six months following retirement or termination in either a lump sum or in 5-, 10-, 15-, or 20-year installments based on the participant’s election made at the time of the deferral. Account balances under the plan are generally held in a “rabbi” trust and, until distributed to the participants, are available to satisfy the claims of McCormick’s creditors.
For all plan participants, including each of the participating Named Executive Officers, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives. With limited exceptions, these fund alternatives are the same as those available under the McCormick 401(k) Retirement Plan. Participants may generally elect to change their fund choices at any time (there are certain restrictions applicable to participants who are subject to Section 16 of the Exchange Act).
The following table sets forth the Named Executive Officers’ contributions, McCormick contributions, account earnings and aggregate balance under the non-qualified deferred compensation plans as of November 30, 2025.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)		Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Brendan M. Foley	157,545	209,056	(5)	184,304	—	2,303,491
Marcos M. Gabriel	39,578	52,257	(6)	57,739	—	541,477
Andrew D. Foust	112,648	61,692	(7)	113,009	—	882,877
Sarah J. Piper	42,470	56,199	(8)	(32,407)	—	313,515
Jeffery D. Schwartz	58,153	76,960	(9)	186,589	—	1,404,865
(1)Amounts represent deferrals of compensation by each respective Named Executive Officer during fiscal 2025 as follows: Mr. Foley - $60,346 (salary), $97,198 (non-equity incentive plan compensation); Mr. Gabriel - $34,327 (salary), $5,251 (non-equity incentive plan compensation; Mr. Foust - $63,269 (salary), $49,379 (non-equity incentive plan compensation); Ms. Piper - $30,173 (salary), $12,296 (non-equity incentive plan compensation); and Mr. Schwartz - $36,346 (salary), $21,806 (non-equity incentive plan compensation). The salary amounts are included with the “Salary” column of the “Summary Compensation Table” above. The non-equity incentive plan compensation amounts are fiscal 2024 annual incentive compensation that was paid during fiscal 2025 and thus are not included in the Summary Compensation Table for fiscal 2025. The “Executive Contributions in Last Fiscal Year” column does not include executive contributions made in fiscal 2026 relating to non-equity incentive plan compensation earned in fiscal 2025.
(2)As described above under “Non-Qualified Deferred Compensation,” amounts represent a 3% profit sharing above the IRS Limit and a Non-Qualified Retirement Savings Plan (NQRSP) match contribution. These non-elective contributions were earned in fiscal 2025 and deposited into the Named Executive Officers’ respective NQRSP accounts on an annual basis in February of the following fiscal year.
(3)Non-qualified deferred compensation earnings are not above-market or preferential and therefore these amounts are not reported in the “Summary Compensation Table” above.
(4)Of these amounts, the following deferred amounts (from salary and/or bonus) are included in the Summary Compensation Table above (either as fiscal 2023, 2024 or 2025 compensation) for each Named Executive Officer: Mr. Foley - $349,474; Mr. Gabriel - $39,578; Mr. Foust - $218,026, Ms. Piper - $92,972; and Mr. Schwartz - $143,582.
(5)Mr. Foley amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $131,287 and a 3% Profit Sharing (above the IRS Limit) estimated at $77,768. Mr. Foley is the only Named Executive Officer eligible for the Defined Contribution Restoration Plan (DCRP), which was frozen as of February 1, 2017. As of November 30, 2025, there was a balance of $68,134 in his DCRP account.
(6)Mr. Gabriel amounts represent the following - Company contributions include a match into the Non-Qualified Retirement Savings Plan of $32,982 and a 3% Profit Sharing (above the IRS Limit) estimated at $19,276.
(7)Mr. Foust amounts represent the following - Company contributions include a match into the Non-Qualified Retirement Savings Plan of $38,824 and a 3% Profit Sharing (above the IRS Limit) estimated at $22,867.
(8)Ms. Piper amounts represent the following - Company contributions include a match into the Non-Qualified Retirement Savings Plan of $35,391 and a 3% Profit Sharing (above the IRS Limit) estimated at $20,808.
(9)Mr. Schwartz amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $48,460 and a 3% Profit Sharing (above the IRS Limit) estimated at $28,499.

48	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
Potential Payments Upon Termination or Change in Control
Similar to all McCormick employees, upon termination without cause, each Named Executive Officer may be entitled to receive the following payments and benefits:
•a lump sum payment equal to his or her accrued but unused vacation time;
•post-employment health benefits for the remainder of the calendar month of departure and optional benefits payable under the Consolidated Omnibus Benefits Reconciliation Act for up to 18 months following termination;
•in the event of a termination of employment due to total and permanent disability, a monthly payment equal to 50% of salary minus 50% of the Social Security payment received, paid in equal monthly installments until the executive attains age 65; and
•in the event of death before termination or retirement, a one-time benefit is paid to his or her beneficiary in an amount equal to the executive’s base salary, subject to a limit of $500,000.
In addition, upon termination of employment, including retirement, the applicable Named Executive Officers are entitled to receive their respective balances pursuant to the nonqualified deferred compensation plan, as described above under “Non-Qualified Deferred Compensation.”
Additionally, the Company’s executive officers participate in McCormick’s Severance Plan for Executives (the “Severance Plan”).
The Severance Plan provides for severance and other benefits to eligible employees under two situations: (i) if they experience an involuntary termination without “cause” or a voluntary termination for “good reason,” each as defined in the Severance Plan; or (ii) in the event of a termination as described above that occurs within six months before a “change in control” or within two years after a “change in control” as defined in the Severance Plan. An eligible employee who experiences such termination and executes (and does not revoke) a general release of claims against the Company will receive the following payments and benefits:

Element	Termination Without "Cause" or For "Good Reason" Under Change in Control	Termination Without “Cause” or For “Good Reason” NOT Under Change in Control
Cash Severance (Base + Annual Incentive)	CEO = 2.5X All Others = 2.0X using full year incentive at target	CEO = 1.5X All Others = 1.0X using full year incentive at target
Long-Term Performance Plan	Full vesting of all open cycles, pay at target	Pro-rata vesting at actual performance level
Equity Awards	Full vesting of all equity awards	Immediate vesting for equity awards that would have vested during the severance period; exercise of options within 1 year (1.5 years for CEO)
Annual Incentive	Pay pro-rata at target	Pay pro-rata at target
Eligible employees are subject to a number of covenants, including a covenant not to compete with the Company or solicit its customers or employees for a period ranging from 12 months (or 18 months for the CEO) to 24 months following termination of employment.
The Severance Plan does not provide for any tax gross-up payments to any eligible employee to offset any excise taxes that may be imposed as a result of the severance benefits. Instead, if the payments described above would be subject to the excise tax, then the payments will be reduced to a level at which no payments would be subject to the excise tax if doing so would result in the employee being able to retain a greater benefit after giving effect to the income tax consequences (including the excise tax).
Equity Plans
On March 30, 2022, the Board of Directors of the Company adopted the 2022 Plan, in which the Company’s executive officers are eligible to participate and which supersedes the 2013 Plan. The 2013 Plan, as amended, granted the CHCC the discretion to include in any award agreement in connection with a “change in control,” a requirement that a change in control and termination of employment occur (known as a "double trigger") for such award's vesting to accelerate. Under the 2022 Plan, all awards shall be subject to double trigger vesting acceleration upon a "change in control" (i.e., the individual must experience a qualifying termination that occurs within six months before a "change in control" or within two years after a "change in control" to have his or her award's vesting accelerated), unless the Board negotiates otherwise in connection with a particular "change in control." While this benefit is available to all of our equity plan participants equally, pursuant to SEC requirements, we have included this acceleration benefit in the table below.
A “change in control” is generally defined as:
•the consolidation or merger of McCormick with or into another entity where McCormick is not the continuing or surviving corporation, except for any consolidation or merger in which, generally, the holders of McCormick’s Common Stock and Common Stock Non-Voting immediately before the consolidation or merger own in excess of 50% of the voting stock of the surviving corporation;
•any sale, lease, exchange or other transfer of all or substantially all of the assets of McCormick;
•any person becoming the beneficial owner, directly or indirectly, of 35% of McCormick’s Common Stock; or
•directors elected by the Company’s stockholders at the most recent Annual Meeting of Stockholders, and any new directors approved by at least a majority of the directors then in office, cease to constitute a majority of the members of the Board.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	49

Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
Estimates of Payments Upon Termination or Change in Control
The table below sets forth estimated payment amounts each Named Executive Officer would have received, unless otherwise noted, upon death, total and permanent disability, retirement, involuntary termination without cause, or change in control, assuming a triggering event on November 30, 2025. For purposes of the estimated amounts below, we have assumed that the price per share of our Common Stock was $67.48, the closing market price of our Common Stock Non-Voting on November 28, 2025 (the last trading day of our fiscal year). The value associated with options is $0 because the strike price of previously granted options is higher than the closing market price of our Common Stock Non-Voting on
November 28, 2025. The equity mix for our NEOs changed in 2021, so there are no associated awards in scope.
In addition, we have not included each applicable Named Executive Officer’s award under the annual performance-based incentive compensation program, or their respective balances of their non-qualified deferred compensation accounts, as these amounts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” and the “Aggregate Balance at Last FYE” column of the “Non-Qualified Deferred Compensation” table, above.

Potential Payments Upon Termination or Change in Control (“CIC”)($)	Brendan M. Foley	Marcos M. Gabriel	Andrew D. Foust	Sarah J. Piper	Jeffery D. Schwartz
Cash Severance Payment:
Involuntary Termination Without Cause(1)	6,181,250	1,820,000	1,820,000	1,495,000	1,863,000
CIC(2)	9,113,750	3,055,000	3,055,000	2,530,000	3,139,500
Long-Term Performance Plan:
FY2024-2026 Performance Period
Retirement/Death/Disability/Involuntary Termination Without Cause(3)	2,500,000	116,667	333,333	283,333	600,000
CIC(4)	3,750,000	175,000	500,000	425,000	900,000
FY2025-2027 Performance Period
Retirement/Death/Disability/Involuntary Termination Without Cause(3)	1,433,333	283,333	216,667	166,667	308,333
CIC(4)	4,300,000	850,000	650,000	500,000	925,000
Equity Awards:
Accelerated Stock Options
Death/Disability/CIC(5)	—	—	—	—	—
Retirement/Involuntary Termination Without Cause(6)	—	—	—	—	—
Accelerated RSUs
Retirement(7)	3,883,407	—	—	—	835,402
Death/Disability/CIC(7)	3,883,407	868,872	623,043	451,576	835,402
Involuntary Termination Without Cause(8)	1,294,469	314,524	231,659	150,480	278,422
Pension Plan Payment(9)
Retirement/Involuntary Termination/CIC	—	—	121,885	59,943	220,019
Disability	—	—	100,354	53,854	144,100
Death	—	—	58,334	24,093	118,104
Disability Benefits(10)	378,736	128,736	128,736	91,236	148,736
(1)These amounts represent the cash severance payment that would be received if involuntary termination without cause occurred on November 30, 2025.
(2)These amounts represent the cash severance payment that would be received if a change in control termination occurred on November 30, 2025.
(3)These amounts represent target awards for the FY2024-2026 and FY2025-2027 performance cycles, adjusted pro rata based on service through November 30, 2025. The LTPP provides that these amounts would be further adjusted (0-300%) based on McCormick’s performance.
(4)These amounts represent target awards for the FY2024-2026 and FY2025-2027 performance cycles, paid at target, if a change in control termination occurred on November 30, 2025.
(5)These amounts represent the potential gain on all options that would become exercisable if a triggering event occurred on November 30, 2025. The amounts are calculated by taking the closing price on November 28, 2025, less the strike price, times the number of unexercisable in-the-money options as of November 30, 2025.
(6)These amounts represent the potential gain on options that would become exercisable during the severance period if a triggering event occurred on November 30, 2025. The severance period is defined as 18 months for the CEO and 12 months for all others. The amounts are calculated by taking the closing price on November 30, 2025, less the strike price, times the number of unexercisable in-the-money options that would have vested within the severance period as described above.
(7)These amounts represent the potential earnings on all RSUs that would vest if a triggering event occurred on November 30, 2025. The amounts are calculated by taking the closing price on November 30, 2025 times the number of vested RSUs as of November 30, 2025.

50	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Executive Compensation Tables
CEO Pay Ratio Disclosure
(8)These amounts represent the potential earnings on RSUs that would vest during the period from grant date to the qualifying separation date if a triggering event occurred on November 30, 2025, expressed as a proportion of each vesting period.
(9)Present value of benefits payable immediately if triggering event occurred on November 30, 2025. The amounts are calculated based on the 2025 FAS disclosure discount rate of 5.45%, the Generational MILES (Mercer Industry Longevity Experience Study) white collar mortality table for the Consumer Goods and Food & Drink industry for healthy mortality with mortality improvement scale based on the Social Security Administration’s expectations of future mortality improvement. For disability benefits, the RP-2014 generational sex distinct disabled mortality tables with adjustments to remove projections after 2006 (the central year of the mortality table) and the same mortality improvement scale referenced above for healthy participants was used. Because the Change in Control benefits payable from the SERP are payable as a lump sum, post-retirement mortality for those benefits was based on 417(e) unisex mortality, which was also used for the portion of the Pension Plan benefit assumed to be paid as a lump sum. See the narrative to the “Retirement Benefits” table above for a discussion of the payment formulae upon the various termination events. The mortality assumptions used for the Pension Plan are consistent with those used for financial disclosure purposes with the exception that the “no collar” version of the MILES table was used for financial disclosure purposes for the entire Pension Plan population.
(10)The amount shown is an estimated annual benefit paid to the Named Executive Officer in the event that he becomes totally and permanently disabled. The amounts are calculated on the amount in excess of the IRS Limit. The amounts set forth in the table above assume the executives’ current base salary and one-half of the maximum Social Security offset, as applicable.
CEO Pay Ratio Disclosure
In accordance with SEC rules, companies are required to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.
The annual total compensation of our median employee (other than the CEO) for 2025 was $41,468. As disclosed in the Summary Compensation Table above, Mr. Foley's annual total compensation was $10,831,581 for 2025. As a result, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 261 to 1 for fiscal 2025.
Given our geographic footprint outside of the United States, the table below also includes the ratio based on a median employee identified from our U.S. employee population only.
Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual compensation of our median employee is as follows:

Median Employee Globally	261:1
Median Employee in the United States	122:1
In order to identify the median employee, the following methodology was used: As of September 1, 2024, we collected data for all full- and part-time employees globally using total cash compensation as our consistently applied compensation measure. As of September 1, 2024, we had approximately 5,078 U.S. employees and 10,151 non-U.S. employees. We excluded 310 employees from 2 non-US countries under the SEC's de minimis exemption.(1) Pay was annualized for employees hired during the period and international employee pay was converted to U.S. dollars using the applicable exchange rates as of September 1, 2024. We believe there has been no change to our employee population and compensation arrangements, or the circumstances of the median employee used in fiscal 2024 that we believe would result in a significant change to our pay ratio disclosure. Accordingly, as permitted under SEC rules, we are utilizing the same median employee for the pay ratio for fiscal 2025.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. It should not be used as a basis for comparison between companies, as geographic footprint and methodology may vary.
(1)The countries and number of employees excluded from the calculation are as follows: Turkey (168) and South Africa (142).

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Executive Compensation Tables
Pay Versus Performance
Pay Versus Performance
The tables and related disclosure below shows (i) the "total compensation" of our principal executive officers ("PEOs") and our other Named Executive Officers ("NEOs") as presented in the Summary Compensation Table ("SCT"), (ii) the compensation actually paid ("CAP") (as defined by the SEC in Item 402(v) of Regulation S-K under the Exchange Act) to our PEOs and our other Named Executive Officers, (iii) certain financial performance measures for the years shown in the table and (iv) the relationship of CAP to those financial performance measures. For purpose of this discussion, individuals holding the role of CEO for all or part of the year are identified as our
PEO; any other NEO not reported as a PEO in a given year are referred to as our "Non-PEO NEOs."
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our CHCC evaluates compensation decisions in light of company or individual performance. For discussion of how our CHCC seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis” beginning on page 28.

Year	Summary Compensation Table Total for PEO 1 ($)(1,2)	Summary Compensation Table Total for PEO 2 ($)(1,3)	Compensation Actually Paid to PEO 1 ($)(1,2)	Compensation Actually Paid to PEO 2 ($)(1,3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1,2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1,3)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(6)	Net Sales (millions)(7)
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2025		10,831,581		9,333,256	2,479,125	2,247,346	79.77	102.38	789.4	6,840.3
2024		10,849,622		14,073,356	4,083,597	5,928,406	90.40	115.59	788.5	6,723.7
2023	12,602,133	5,213,172	3,371,205	2,570,129	3,203,326	1,527,322	73.08	110.54	680.6	6,662.2
2022	10,426,035	—	12,878,229	—	2,797,114	3,330,052	94.13	125.43	682.0	6,350.5
2021	12,718,656	—	11,236,619	—	3,654,687	2,867,886	93.23	102.80	755.3	6,317.9
(1)Our PEOs and Non-PEO NEOs included in these columns reflect the following individuals:

Year	PEO 1	PEO 2	Non-PEO NEOs
2025	N/A	Brendan M. Foley	Marcos M. Gabriel, Andrew D. Foust, Sarah J. Piper, Jeffery D. Schwartz
2024	N/A	Brendan M. Foley	Lawrence E. Kurzius, Michael R. Smith*, Andrew D. Foust, Sarah J. Piper, Jeffery D. Schwartz.
2023	Lawrence E. Kurzius	Brendan M. Foley	Michael R. Smith, Sarah J. Piper, Jeffrey D. Schwartz, and Malcolm Swift**
2022	Lawrence E. Kurzius	N/A	Brendan Foley, Michael R. Smith, Jeffrey D. Schwartz, and Malcolm Swift
2021	Lawrence E. Kurzius	N/A	Brendan Foley, Michael R. Smith, Jeffrey D. Schwartz, and Malcolm Swift
* Mr. Smith is McCormick's former Executive Vice President and Chief Financial Officer, who retired February 28, 2025.
**Mr. Swift is McCormick's former Executive Vice President, Global Flavor Solutions and Chief Administrative Officer, who retired November 30, 2023.
(2)Amounts reflect the total compensation reported in the "Total" column of the SCT for each corresponding year. Amounts presented for Non-PEO NEOs are averages for the entire group in each respective year.
(3)CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP the following amounts were deducted from and added to the total compensation number shown in the SCT:

Adjustments	2025
	PEO 2	Other NEOs
Summary Compensation Table Total	10,831,581	2,479,125
(Minus): Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(8,600,105)	(1,462,591)
(Minus): Change in Pension Value and Nonqualified Deferred Compensation Earnings	—	(1,159)
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	10,259,866	1,744,868
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(2,757,971)	(372,290)
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—
Plus/(Minus): Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(400,115)	(140,607)
(Minus): Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—

52	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Executive Compensation Tables
Pay Versus Performance

Adjustments	2025
Adjustments	PEO 2	Other NEOs
Plus: Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	—	—
Compensation Actually Paid	9,333,256	2,247,346
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes. The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the SCT of this proxy statement.

	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Restricted Stock Units
Stock Price	$67.48-80.33	$64.83 - $78.41	$64.83 - $85.73	$85.18 - $98.28	$86.54 - $93.64
Performance Stock Units
Financial Metric Multiplier	98.8%-155.0%	155%-200%	200%	200%	200%
TSR Realized Performance (Percentile)	72P - 80P	65P -71P	29P - 42P	24P - 42P	43P - 44P
Volatility	22.9% - 23.8%	21.9% - 23.1%	24.1% - 25.3%	21.8% - 26.9%	15.9% - 29.3%
Risk-Free Interest Rate	3.5% - 3.6%	4.1% -4.3%	4.6% - 5.0%	4.3.%-4.6%	0.2% - 0.5%
Stock Options
Expected Life	7.0 - 9.0 years	7.0 -9.7 years	4.0 - 7.8 years	3.7 - 7.7 years	2.7 - 7.7 years
Strike Price	$76.03 - $97.26	$65.99 - $97.26	$69.31 - $97.26	$69.31 - $97.26	$52.98 - $89.16
Volatility	23.4% - 25.3%	23.1% - 24.9%	22.3% - 24.4%	21.8% - 23.5%	20.7% - 22.8%
Dividend Yield	2.2% - 2.7%	2.2% - 2.6%	1.8% - 2.6%	1.5% - 1.8%	1.5% - 1.7%
Risk-Free Interest Rate	3.8% - 4.3%	4.0% - 4.3%	3.4% - 4.3%	2.3% - 3.7%	1.3% - 1.6%
Price-Vested Stock Options
Expected Life		4.5 - 4.8 years	3.7 - 4.4 years	4.2 - 4.7 years	5.0 - 5.5 years
Volatility		22.1%	24.7%	23.0%	21.0%
Dividend Yield		2.3%	2.6%	1.8%	1.7%
Risk-Free Interest Rate		4.2%	4.3% - 5.6%	3.7% - 4.7%	0.1% - 1.5%
(4)Total Shareholder Return, also referred to as Total Stockholder Return (TSR), represents the cumulative return on a fixed investment of $100 in the Company's common stock, for the period beginning on the last trading day of fiscal 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(5)Peer Group TSR represents the cumulative return on a fixed investment of $100 in the S&P 500 Packaged Foods & Meats Sub Industry Index for the period beginning on the last trading day of fiscal 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends. This is the industry index used for comparative purposes on the total return chart included in our Form 10-K.
(6)The dollar amounts reported represent the GAAP net income reflected in the Company's audited financial statements for the applicable year.
(7)Net Sales is reflected for each respective fiscal year and was selected as the Company's most important financial performance measure used to link CAP to PEOs and Non-PEO NEOs.
Financial Performance Measures
The following is an unranked list of the financial performance measures we consider most important performance measures used to link CAP for our Non-PEO NEOs to performance for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion and Analysis beginning on page 28.
•Net Sales
•Adjusted Net Sales Growth
•Adjusted EPS
•Gross Profit
•Stock Price
•Total Stockholder Return

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	53

Executive Compensation Tables
Pay Versus Performance
Relationship between CAP vs. Cumulative TSR of Company and the Peer Group
The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group:
CAP VS. TSR

PEO CAP (Kurzius)	PEO CAP (Foley)	Avg. CAP (Non-PEO NEO)	Company TSR	Peer Group TSR
Relationship between CAP vs. Net Income
The following chart illustrates the relationship between CAP for our PEOs and the average CAP for our Non-PEO NEOs against our net income:
CAP VS. NET INCOME

PEO CAP (Kurzius)	PEO CAP (Foley)	Avg. CAP (Non-PEO NEO)	Net Income (millions)

54	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Executive Compensation Tables
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
Relationship between CAP vs. Net Sales
The following chart illustrates the relationship between CAP for our PEOs and the average CAP for our Non-PEO NEOs against our Net Sales:
CAP VS. NET SALES

PEO CAP (Kurzius)	PEO CAP (Foley)	Avg. CAP (Non-PEO NEO)	Net Sales (millions)
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
Until fiscal 2024, it was the CHCC’s practice to approve ordinary course annual equity grants at its regularly-scheduled meeting in November and February of each fiscal year. In fiscal 2024, the Committee determined, due to administrative convenience, to consolidate approval of its ordinary course annual equity grants at its regularly scheduled meeting in January, for grants to be made in early February. At this meeting, the CHCC approved each executive officer's, including each Named Executive Officer's, annual equity awards.
McCormick does not schedule its equity grants in anticipation of the release of material, non-public information (“MNPI”), nor does it release MNPI based on equity grant dates or time the disclosure of MNPI for the purpose of affecting the value of executive compensation. In the event MNPI becomes known to the CHCC prior to granting an equity award, the CHCC will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any impropriety.
During fiscal 2025, McCormick did not grant stock options to any Named Executive Officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed any MNPI.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	55

Equity Compensation Plan Information
The following table summarizes information about McCormick’s equity compensation plans as of November 30, 2025:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders(1)	Common Stock	Common Stock	Common Stock
	6,763,694	$73.92	4,395,848
	Common Stock Non-Voting	Common Stock Non-Voting	Common Stock Non-Voting
	3,490	$0.00	851,335
Equity Compensation Plans not required to be approved by security holders	Common Stock	Common Stock	Common Stock
	0	0.00	0
	Common Stock Non-Voting	Common Stock Non-Voting	Common Stock Non-Voting
	0	$0.00	0
TOTAL	Common Stock	Common Stock	Common Stock
	6,763,694	$73.92	4,395,848
	Common Stock Non-Voting	Common Stock Non-Voting	Common Stock Non-Voting
	3,490	$0.00	851,335
(1)Includes the 2004 Long-term Incentive Plan, the 2007 Plan, 2013 Plan and 2022 Plan, including 470,568 shares assuming the target amount that could be earned under the FY2023-FY2025, FY2024-FY2026 and FY2025-FY2027 LTPP cycles. An additional 941,136 shares could be earned assuming the maximum amount for all such performance-based awards is achieved.
(2)In addition to plans included in footnote (1), includes the 2009 Employee Stock Purchase Plan.
(3)Shares are subject to outstanding RSU and LTPP awards that have no exercise price and therefore are not factored into the calculation of the weighted-average exercise price column.

56	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Report of Audit Committee
The responsibilities of the Audit Committee are defined in a Charter which has been approved by the Board of Directors. The Committee’s Charter is available at McCormick’s Investor Relations website at ir.mccormick.com under “Governance,” then "Committees and Charters," then “Audit Committee Charter.” Among other things, the Charter gives the Committee the responsibility for reviewing McCormick’s audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed McCormick’s audited financial statements with management, and it has discussed with McCormick’s independent registered public accounting firm the firm's opinion on the financial statements, including critical audit matters addressed during the audit and the effectiveness of the Company's internal controls over financial reporting, as well as the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Committee has received and reviewed the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence. The Audit Committee has reviewed the fees of the independent registered public accounting firm for non-audit services and believes that such fees are compatible with the independence of the independent registered public accounting firm. Based on these reviews and discussions, the Committee recommended to the Board of Directors that McCormick’s audited financial statements be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025. The Committee also decided to appoint the accounting firm of Ernst & Young LLP to serve as the independent registered public accounting firm of McCormick for fiscal 2026, subject to ratification by the stockholders of McCormick. The Committee considered, among other things, the firm's qualifications, technical expertise, knowledge of McCormick and the industry, audit quality and independence.
All members of the Audit Committee are “independent” pursuant to the requirements of McCormick’s Corporate Governance Guidelines, the NYSE’s Listing Standards, and applicable SEC rules.

Submitted by:	Audit Committee
Anne L. Bramman, Chair
Maritza G. Montiel
Terry S. Thomas
Valarie L. Sheppard

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	57

Fees of Independent Registered Public Accounting Firm
Audit Fees
The audit fees billed for professional services rendered by Ernst & Young LLP for the audit of McCormick’s annual financial statements, including certain required statutory audits, for the most recent fiscal year and the review of the financial statements included in McCormick’s Quarterly Reports on Form 10-Q for the most recent fiscal year were approximately $6.8 million. For the 2024 fiscal year, such fees were approximately $6.6 million.
Audit Related Fees
The aggregate fees billed for all audit related services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $100,000, and for the 2024 fiscal year were approximately $100,000. Audit related services principally include agreed upon procedures.
Tax Fees
The aggregate fees billed for all tax services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $100,000, and for the 2024 fiscal year were approximately $400,000. Tax services principally include tax compliance, tax advice and tax planning.
All Other Fees
The aggregate fees billed for all other professional services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $200,000, and for 2024 fiscal year were approximately $200,000. Other services principally include an IT security risk assessment.
The Audit Committee has adopted policies and procedures for the pre-approval of services related to the above fees. The Committee has pre-approved requests for services to be provided by Ernst & Young LLP that are included on a schedule of potential services in an amount not to exceed $750,000 per year. The Director of Internal Audit is delegated the authority to oversee such pre-approved services, is required to provide the Committee with regular reports on such pre-approved services for the Committee’s review, and is required to inform the Chair of the Committee of any engagement for such pre-approved services in excess of $200,000. The Committee also pre-approves annually expected known services for the upcoming year.

58	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The Board of Directors has ratified the Audit Committee’s appointment of the accounting firm of Ernst & Young LLP ("EY") to serve as the independent registered public accounting firm of McCormick for fiscal 2026, subject to ratification by the stockholders of McCormick. EY was first appointed to serve as the independent registered public accounting firm of McCormick in 1982 and is considered by the Audit Committee and the management of McCormick to be well qualified. Representatives of EY are expected to be available for the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of EY is being submitted for ratification as a matter of good corporate governance practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If EY’s selection is not ratified at the Annual Meeting, the Audit Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of McCormick and its stockholders. Factors considered by the Audit Committee in deciding whether to retain the current independent registered public accounting firm include:
•the quality and efficiency of the services provided by EY, including input from management on EY’s performance;
•EY’s global capabilities;
•EY’s technical expertise and knowledge of McCormick’s global operations and industry;
•external data on audit quality and performance, including relevant PCAOB reports on EY and its peer firms; and
•the appropriateness of EY’s fees, EY’s tenure as McCormick’s independent registered public accounting firm, including the benefits of a long relationship, and the controls and processes in place that help ensure EY’s continued independence.
Additionally, the Audit Committee considered the benefits of the continued relationship with EY, including:
•Enhanced audit quality – Through extensive experience with McCormick, EY has gained significant institutional knowledge of and deep expertise regarding McCormick’s global business, accounting policies and practices, and internal control over financial reporting.
•Efficient fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s familiarity with McCormick.
•Avoid costs and disruption associated with new auditor – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.
Factors considered by the Audit Committee to assess, and to help ensure the independence of EY include:
•Strong Audit Committee oversight – Oversight includes regular private sessions with EY, discussion with EY about the scope of its audit, a comprehensive annual evaluation when determining whether to reengage EY.
•Lead Partner Rotation – Mandatory five-year rotation of lead engagement partner for EY with direct involvement by the Audit Committee and its Chair in the transition.
•Limits on non-audit services – The Audit Committee limits and pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.
•EY’s internal independence process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead engagement partner and other partners on the engagement consistent with independence requirements.
•Strong regulatory framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.
Based on this evaluation, the Audit Committee and the Board believe that retaining EY to serve as the independent registered public accounting firm for fiscal 2026 is in the best interests of McCormick and its stockholders.
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or by proxy at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	59

PROPOSAL 3
Advisory Vote on Executive Compensation
The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. At the Company’s 2025 Annual Meeting of Stockholders held March 26, 2025, our stockholders were given the opportunity to endorse or not endorse, on a non-binding advisory basis, our compensation program for Named Executive Officers by voting for or against a resolution calling for the approval of such program for the 2025 fiscal year. Stockholders approved the compensation program with approximately 98% of the votes cast by the holders of Common Stock.
The Company continues to design its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See “Compensation of Executive Officers – Compensation Discussion and Analysis” above.
The Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for Named Executive Officers by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.
“RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.”
It is expected that the next say-on-pay vote will occur at the 2027 Annual Meeting.
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to endorse the compensation of the Company’s Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL.

60	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires McCormick’s directors and executive officers, and persons who own more than 10% of a registered class of McCormick’s equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities of McCormick. With the exception of one Form 4 reporting a deferral for Mr. Tapiero into the NQRSP, which was inadvertently filed late due to administrative error, to McCormick’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended November 30, 2025, no executive officer or director of McCormick failed to file reports required by Section 16(a) on a timely basis.
Other Matters
Management knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.
Additional Information
Voting Procedures
The affirmative vote of a majority of the votes cast by holders of Common Stock present in person virtually or by proxy at a meeting at which a quorum is present is required for the election of each director nominee (Proposal One), the ratification of the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm (Proposal Two), and the advisory vote on executive compensation (Proposal Three). For purposes of Proposal One, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. Abstentions and “broker non-votes” (see below), if any, are not counted in the number of votes cast and therefore will have no effect on the results of the vote for these proposals. For stockholders who have requested to receive paper copies of the proxy materials, proxy cards that are executed and returned without any designated voting direction will be voted pursuant to the instructions stated on the proxy card.
Under current NYSE rules, the proposal to ratify the appointment of independent auditors (Proposal Two) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, the proposal to elect directors (Proposal One) and the proposal relating to “say-on-pay” (Proposal Three) are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these matters may not vote these proposals. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for these proposals.
To vote your shares held in the McCormick 401(k) Retirement Plan, you must vote via the internet or telephone as instructed in the proxy materials or sign and return the proxy card. If you do not provide voting instructions by the date and time indicated on the proxy card, the trustee will vote your shares in accordance with the recommendations of the Board of Directors.

McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement	61

Additional Information
Householding of Annual Disclosure Documents
Householding of Annual Disclosure Documents
The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required Annual Meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice of Internet Availability of Proxy Materials, the envelope must contain a separate notice for each stockholder at the shared address. Each Notice of Internet Availability of Proxy Materials must contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.
We believe this procedure eliminates unnecessary mailings delivered to your home and helps to reduce McCormick’s expenses. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice of Internet Availability of Proxy Materials in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials, please contact McCormick’s delivery agent, Broadridge Financial Solutions, Inc., by calling its toll-free number, 800-579-1639, by sending an electronic mail message to sendmaterial@proxyvote.com, or by writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY, 11717. Broadridge will provide you with a duplicate copy promptly. If you share an address with another McCormick stockholder and you would prefer to receive a separate set of annual disclosure documents in the future, or both of you would prefer to receive only a single set of McCormick’s annual disclosure documents, please contact Broadridge Financial Solutions, Inc. at the above telephone number or address.
Stockholder Proposals for 2027 Annual Meeting
Pursuant to SEC rules, proposals or director nominations of stockholders to be presented at the 2027 Annual Meeting must be received by the Secretary of McCormick at the Company’s principal executive offices not less than 120 calendar days before February 18, 2027 (i.e., on or before October 21, 2026) to be considered for inclusion in the 2027 proxy statement.
Stockholders wishing to submit other proposals or director nominations at the 2027 Annual Meeting that are not to be in the proxy statement materials must deliver notice to the Secretary at the principal executive offices of McCormick no later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders (i.e., between January 1, 2027 and January 31, 2027). Stockholders are also advised to review McCormick’s By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing advance notice requirements under the McCormick By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 31, 2027.

62	McCORMICK & COMPANY, INCORPORATED ● 2026 Proxy Statement

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 03/31/2026 for shares held directly and by 11:59 P.M. ET on 03/27/2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 03/31/2026 for shares held directly and by 11:59 P.M. ET on 03/27/2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A A. L. Bramman	☐	☐	☐
1B M. A. Conway	☐	☐	☐
1C R. A. Dierker	☐	☐	☐
1D B. M. Foley	☐	☐	☐
1E G. D. Hattersley	☐	☐	☐
1F M. D. Mangan	☐	☐	☐
1G M. M. V. Preston	☐	☐	☐
1H G. M. Rodkin	☐	☐	☐
1I V. L. Sheppard	☐	☐	☐
1J J. Tapiero	☐	☐	☐
1K T. S. Thomas	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.	☐	☐	☐
3 APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000689999_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

MCCORMICK & COMPANY, INCORPORATED
Annual Meeting of Stockholders April 1, 2026, 10:00 AM EDT
Meeting live via the Internet at www.virtualshareholdermeeting.com/MKC2026
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Brendan M. Foley and Jeffery D. Schwartz, and each of them, as proxies of the undersigned, with full powers of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am EDT on April 1, 2026, and at any and all adjournments thereof, in accordance with the following ballot and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting. Shares of Common Stock held under The McCormick 401(k) Retirement Plan (“Plan”) will be voted in accordance with procedures established under the Plan to provide for the confidentiality of information relating to the exercise of voting and similar rights by participants. Absent specific instructions, such shares will be voted in the manner set forth below, in accordance with the terms of the Plan document.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED "FOR THE ELECTION OF ALL DIRECTOR NOMINEES", "FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM", "FOR THE ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS", AND IN THE BEST DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT.

0000689999_2 R2.09.05.010

Continued and to be signed on reverse side